Exhibit 10.35

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
***Triple asterisks denote omissions.

EXECUTION VERSION

LICENSE AGREEMENT
dated FEBRUARY 2, 2018
among ARQULE, INC., SINOVANT SCIENCES LTD and ROIVANT SCIENCES LTD.

Allen & Overy

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
***Triple asterisks denote omissions.

Contents

Clause		Page

1.	Definitions	1
2.	Grant of Rights	14
3.	Regulatory and Commercialization Activities	17
4.	Development Committee	24
5.	Payments and Records	26
6.	Intellectual Property	32
7.	Confidentiality and Non-Disclosure	39
8.	Representations and Warranties	43
9.	Indemnity; Insurance	45
10.	Term and Termination	48
11.	Miscellaneous	52
Schedule 1		60
Existing Patents		60
Schedule 2		61
Licensed Compound		61
Schedule 3		62
The Initial Development Plan		62
Schedule 4		63
ArQule Know-How		63

Signatories		59

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
***Triple asterisks denote omissions.

This License Agreement (this Agreement) is made and entered into effective as of February 2, 2018 (the Effective Date)

BY and AMONG:

(1)	ARQULE, INC, a Delaware corporation with offices at One Wall Street, Burlington, MA 01803 (ArQule);

(2)	Sinovant Sciences Ltd., an exempted limited company incorporated under the laws of Bermuda, having its registered office at 2 Church Street, Hamilton, Bermuda, and a wholly-owned subsidiary of Parent (Licensee); and

(3)	Solely for purposes of Clause 11.17 (Guaranty), Roivant Sciences Ltd., an exempted limited company incorporated under the laws of Bermuda, having its registered office at 2 Church Street, Hamilton, Bermuda (Parent).

ArQule and Licensee are referred to herein individually as a Party and collectively as the Parties.

RECITALS:

(A)	WHEREAS, ArQule owns and Controls certain intellectual property rights with respect to the Licensed Compound (as defined herein); and

(B)	WHEREAS, ArQule wishes to grant a license to Licensee and Licensee wishes to take a license under such intellectual property rights to develop and commercialize Licensed Products in the Territory, in each case in accordance with the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1.	Definitions

Unless otherwise specifically provided herein, the following terms shall have the following meanings:

AAA has the meaning set forth in Clause 11.5 (Governing Law and Dispute Resolution).

Affiliate means, with respect to a Party, any Person that, directly or indirectly, through one (1) or more intermediaries, controls, is controlled by or is under common control with such Party. For purposes of this definition, "control" and, with correlative meanings, the terms "controlled by" and "under common control with" means:

(a)	the possession, directly or indirectly, of the power to direct the management or policies of a business entity, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance or otherwise;

(b)	the right to elect a majority of the members of the board of directors, or to appoint the chief executive officer, general manager or other senior management officials; or

(c)	the ownership, directly or indirectly, of fifty percent (50%) or more of the voting securities or other ownership interest of a business entity (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity).
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Agreement has the meaning set forth in the preamble hereto.

Alliance Manager has the meaning set forth in Clause 4.2(e) (Alliance Managers).

Anti-Corruption Laws has the meaning set forth in Clause 8.4 (Anti-Bribery and Anti-Corruption Compliance).

Applicable Law means any laws, rules and regulations, including any rules, regulations, guidelines or other requirements of the Regulatory Authorities, that may be in effect from time to time and applicable to a particular activity hereunder, including the FFDCA, DAL, Provision for Drug Registration of CFDA and the Anti-Corruption Laws.

Arbitration Notice has the meaning set forth in Clause 11.5 (Governing Law and Dispute Resolution).

Arbitrators has the meaning set forth in Clause 11.5 (Governing Law and Dispute Resolution).

ArQule has the meaning set forth in the preamble hereto.

ArQule Development Data means any (a) pharmacology, toxicology and other biological data Controlled by ArQule and included in, or filed in support of, the Regulatory Documentation filed by ArQule outside of the Territory and (b) clinical data Controlled by ArQule and included in, or filed in support of, the Regulatory Documentation filed by ArQule outside of the Territory.

ArQule Fish Assay has the meaning set forth in Clause 3.7 (Companion Diagnostics).

ArQule Inventions means any Inventions, other than any Compound-Specific Inventions, that are first conceived or reduced to practice by employees of, or consultants to, ArQule, alone or jointly with any Third Party at any time during the Term.

ArQule Invention Patents means any Patents that contain one (1) or more claims that cover ArQule Inventions.

ArQule Know-How means all Information Controlled by ArQule or any of its Affiliates at any time during the Term, including all ArQule Inventions and Compound-Specific Inventions, that is (a) not generally known and (b) reasonably necessary or useful for the Exploitation of the Licensed Compound or any Licensed Product for use in the Field and in the Territory, but excluding any Information to the extent covered or claimed by published ArQule Patents or Joint Patents or any Joint Inventions.

ArQule Patents means all of the Patents Controlled by ArQule or any of its Affiliates at any time during the Term, including all ArQule Invention Patents and Compound-Specific Invention Patents, that are reasonably necessary or useful (or, with respect to Patent applications, would be reasonably necessary or useful if such Patent applications were to issue as Patents) for the Exploitation of the Licensed Compound or any Licensed Product for use in the Field and in the Territory, but excluding any Joint Patents. The ArQule Patents include the Existing Patents.

ArQule Regulatory Documentation means the Regulatory Documentation Controlled by ArQule or any of its Affiliates at any time during the Term relating to the Compound in the Field in the Territory.

Assist means providing, directly or indirectly, a Third Party with (a) any analysis of any of the ArQule Patents or any portion thereof; (b) prior art or analysis of any prior art to any of the ArQule Patents; or (c) financial or technical or other support in connection with a Challenge of any of the ArQule Patents or any portion thereof.

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Audit has the meaning set forth in Clause 5.10 (Audit).

Auditor has the meaning set forth in Clause 5.11 (Audit Dispute).

Authorized Representative has the meaning set forth in Clause 8.4 (Anti-Bribery and Anti-Corruption Compliance).

Breaching Party has the meaning set forth in Clause 10.2(a) (Termination for Convenience by Licensee).

Business Day means a day other than a Saturday or Sunday or a day on which banking institutions in New York, NY or Bermuda are permitted or required to be closed.

Calendar Quarter means each successive period of three (3) calendar months commencing on 1 January, 1 April, 1 July and 1 October, except that the first Calendar Quarter of the Term shall commence on the Effective Date and end on the day immediately prior to 1 April and the last Calendar Quarter shall end on the last day of the Term.

Calendar Year means each successive period of twelve (12) calendar months commencing on 1 January and ending on 31 December, except that the first Calendar Year of the Term shall commence on the Effective Date and end on 31 December of the year in which the Effective Date occurs and the last Calendar Year of the Term shall commence on 1 January of the year in which the Term ends and end on the last day of the Term.

CFDA means China Food and Drug Administration.

Challenge means to contest or Assist in the contesting of the validity or enforceability of any of the ArQule Patents, in whole or in part, in any court, arbitration proceeding or other tribunal, including the United States Patent and Trademark Office and the United States International Trade Commission. For the avoidance of doubt, the term “contest” includes: (a) filing an action under 28 U.S.C. §§ 2201-2202 seeking a declaration of invalidity or unenforceability of any ArQule Patents; (b) citation to the United States Patent and Trademark Office pursuant to 35 U.S.C. § 301 of prior art patents or printed publications or statements of the patent owner concerning the scope of any of the ArQule Patents; (c) filing a request under 35 U.S.C. § 302 for re-examination of any of the ArQule Patents; (d) filing, or joining in, a petition under 35 U.S.C. § 311 to institute inter partes review of any ArQule Patents or any portion thereof; (e) filing, or joining in, a petition under 35 U.S.C. § 321 to institute post-grant review of the ArQule Patents or any portion thereof; (f) provoking or becoming a party to an interference with an application for any of the ArQule Patents pursuant to 35 U.S.C. § 135; (g) filing or commencing any re-examination, opposition, cancellation, nullity or similar proceedings against any of the ArQule Patents in any country; or (h) any foreign equivalents of subsection (a) through (g) applicable in the Territory.

Change of Control with respect to a Party means any of the following:

(a)	any Person or Group (as such terms are defined below) is or becomes the Beneficial Owner (as defined below, except that a Person or Group shall be deemed to have Beneficial Ownership of all shares of capital stock or other equity interests if such Person or Group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of shares of capital stock or other interests (including partnership interests) of such Party then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the directors, managers or similar supervisory positions (Voting Stock) of such Party representing fifty percent (50%) or more of the total voting power of all outstanding classes of Voting Stock of such Party

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(b)	such Party enters into a merger, consolidation or similar transaction with another Person (whether or not such Party is the surviving entity) and as a result of such merger, consolidation or similar transaction the Persons that Beneficially Owned, directly or indirectly, the shares of Voting Stock of such Party immediately prior to such transaction cease to Beneficially Own, directly or indirectly, shares of Voting Stock of such Party representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving Person in substantially the same proportions as their ownership of Voting Stock of such Party immediately prior to such transaction;

(c)	such Party sells or transfers to any Third Party, in one (1) or more related transactions, properties or assets representing all or substantially all of such Party's consolidated total assets to which this Agreement relates;

(d)	the holders of capital stock of such Party approve a plan or proposal for the liquidation or dissolution of such Party.

For the purpose of this definition of Change of Control:

(i)	Person and Group have the meanings given such terms under Section 13(d) and 14(d) of the United States Securities Exchange Act of 1934 and the term Group includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the aforesaid Act;

(ii)	a Beneficial Owner shall be determined in accordance with Rule 13d-3 under the aforesaid Act; and

(iii)	the terms Beneficially Owned and Beneficially Own shall have meanings correlative to that of Beneficial Owner

For clarity, any investment transaction by venture capital or other financial investors not engaged directly in the pharmaceutical or biotechnology business and not otherwise affiliated with a pharmaceutical or biotechnology company, the purpose of which is to raise capital for a Party, shall not be deemed to be a Change of Control of that Party.

Combination Product means a Licensed Product that is comprised of or contains the Licensed Compound as an active ingredient together with one (1) or more other active ingredients and is sold either as a fixed dose or as separate doses in a single package.

Commercialization means any and all activities directed to the preparation for sale, offering for sale, or sale of a Licensed Product, including activities related to marketing, advertising, promoting, distributing (including without limitation importing, exporting, transporting, customs clearance, warehousing, invoicing, handling and delivering the Licensed Product to customers), using and selling such Licensed Product, and booking sales, and interacting with Regulatory Authorities regarding any of the foregoing. When used as a verb, to Commercialize and Commercializing means to engage in Commercialization and Commercialized has a corresponding meaning.

Commercial Milestone Event has the meaning set forth in Clause 5.3 (Commercial Milestones).

Commercially Reasonable Efforts means, with respect to the performance of Development, Manufacturing, and Commercialization activities with respect to the Licensed Compound or a Licensed Product by Licensee, the carrying out of such activities using efforts and resources comparable to the efforts and resources commonly used in the biopharmaceutical industry by companies with resources and expertise comparable to those of Parent for internally-developed compounds or products of similar market potential at a similar stage in development or product life.

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Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
***Triple asterisks denote omissions.

Confidential Information has the meaning set forth in Clause 7.1 (Confidentiality Obligations).

Commercialization Plan means the commercialization plan for the Licensed Product in the Field in the Territory, as such plan may be amended or updated from time to time in accordance with this Agreement. The Commercialization Plan will include in reasonable detail (a) a multi-year marketing and distribution plan, including a timeline for such activities, the estimated launch date in the Territory and Licensee’s principal strategies with respect to marketing, distributing and promoting the Licensed Product during the applicable time period, (b) the material activities to be conducted by Licensee in connection with the Commercialization of the Licensed Product during such time period, (c) a five (5) year sales forecast for the Licensed Product in the Territory.

Compound-Specific Invention means any Invention that (a) relates to the composition of matter, and/or use of the Licensed Compound (including any derivative, analog or modification thereof) and/or (b) directly relates to the Manufacture of the Licensed Compound (including any derivative, analog or modification thereof) and does not relate generally to the manufacture of any other compound, in any case whether or not patented or patentable.

Compound-Specific Invention Patent means any Patent that contains one (1) or more claims that cover any Compound-Specific Invention.

Control means, with respect to any item of Information, Regulatory Documentation, material, Patent or other intellectual property right, possession of the right, whether directly or indirectly and whether by ownership, license or otherwise (other than by operation of the license and other grants in Clause 2.1 (Grants to Licensee) or 2.2 (Grants to ArQule)), to grant a license, sublicense or other right (including the right to reference Regulatory Documentation) to or under such Information, Regulatory Documentation, material, Patent or other intellectual property right as provided for herein without violating the terms of any agreement with any Third Party. For clarity, no Party (or an Affiliate of a Party, as applicable) shall be deemed to Control any Information, Regulatory Documentation, material, Patent or other intellectual property right by virtue of the license grants to that Party from or by the other Party as set forth in this Agreement.

Controlling Party has the meaning set forth in Clause 6.5 (Invalidity or Unenforceability Defenses or Actions).

Corporate Names means any Trademarks, names and logos Controlled by ArQule at any time during the Term.

CTA means a Clinical Trial Application that is required to initiate a clinical trial for registering a drug product under Chinese Drug Administration Law and Provisions for Drug Registration (CFDA Order. 28) or equivalence thereof under the future Chinese laws and rules, as the same may be amended from time to time.

DAL means Chinese Drug Administration Law.

Development means, with respect to the Licensed Compound and any Licensed Product, all activities related to research, pre-clinical and other non-clinical testing, test method development and stability testing, toxicology, formulation, process development, manufacturing scale-up, qualification and validation, quality assurance/quality control, clinical studies, including Manufacturing in support thereof, statistical analysis and report writing, the preparation and submission of Drug Approval Applications, regulatory affairs with respect to the foregoing and all other activities necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining a Regulatory Approval for such Licensed Compound or Licensed Product. When used as a verb, Develop means to engage in Development.

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***Triple asterisks denote omissions.

Development Plan means the plan for the Development of the Licensed Compound for Regulatory Approvals and Post-Approval Development in the Territory, including in reasonable detail (a) all material Development activities reasonably anticipated to be undertaken by Licensee to obtain Regulatory Approval of a Licensed Product in the Field in the Territory, (b) a high level summary of the design for all clinical trials involving the Licensed Product, (c) estimated dates on which Licensee expects to achieve each Development Milestone Event, and (d) an estimate of costs and expenses associated with the activities set forth therein, as such plan may be amended or updated from time to time in accordance with this Agreement. For clarity, the Initial Development Plan is attached hereto as Schedule 3 and such Initial Development Plan shall be amended, modified or updated solely in accordance with this Agreement.

Dispute has the meaning set forth in Clause 11.5 (Governing Law and Dispute Resolution).

Dollars or $ means United States Dollars.

Drug Approval Application means, with respect to any Licensed Product in any country in the Territory, an application for Regulatory Approval for such Licensed Product in such country, including: (a) an NDA, or any future equivalent thereto as defined in the DAL and the Provisions for Drug Registration, (b) any corresponding foreign application in any other country in the Territory; and (c) all renewals, supplements and amendments to any of the foregoing.

Effective Date has the meaning set forth in the preamble hereto.

Enforcing Party has the meaning set forth in Clause 6.3(b) (Enforcement of Patents).

Existing Patents means the Patents listed on Schedule 1.

Exploit means to make, have made, import, use, sell or offer for sale, including to research, Develop, Commercialize, register, Manufacture, have Manufactured, hold or keep (whether for disposal or otherwise), have used, export, transport, distribute, promote, market or have sold or otherwise dispose of. Exploitation means the act of Exploiting a compound, product or process.

FDA means the United States Food and Drug Administration and any successor agency thereto.

FFDCA means the United States Federal Food, Drug, and Cosmetic Act, as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions and modifications thereto).

Field means all therapeutic uses in humans and animals.

FGFR means all Fibroblast Growth Factor Receptors including Fibroblast growth factor receptor 1, Fibroblast growth factor receptor 2, Fibroblast growth factor receptor 3, Fibroblast growth factor receptor 4 and all their isoforms.

First Commercial Sale means, with respect to a Licensed Product in any country in the Territory, the first sale for monetary value for use or consumption by the end user of such Licensed Product in such country after Regulatory Approval for such Licensed Product has been obtained in such country. Sales prior to receipt of Regulatory Approval for such Licensed Product, such as so-called "treatment IND sales," "named patient sales," and "compassionate use sales," shall not be construed as a First Commercial Sale.

FPFV means the first patient's first screening visit in a clinical trial at or prior to which such subject signs an informed consent to participate in such clinical trial.

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GAAP means current United States generally accepted accounting principles, International Financial Reporting Standards or such other similar national standards as a Party, its Affiliates or its or their sublicense adopts, in each case, consistently applied.

Generic Product means, with respect to a particular mode of administration of a Licensed Product, any other prescription pharmaceutical product that (a) contains the same active ingredient(s) as such Licensed Product, (b) has the same mode of administration as such Licensed Product and (c) is "therapeutically equivalent" as evaluated by the FDA, applying the definition of "therapeutically equivalent" to such Licensed Product set forth in the preface to the FDA's Orange Book (or, with respect to any country in the Territory outside the United States, is similarly substitutable under equivalent Applicable Law), such that the pharmaceutical product may be substituted for the Licensed Product at the point of dispensing without any intervention by the prescribing physician in such country.

Government Official means (a) any Person employed by or acting on behalf of a government, government-controlled agency or entity or public international organization, (b) any political party, party official or candidate, (c) any Person who holds or performs the duties of an appointment, office or position created by custom or convention or (d) any Person who holds himself out to be the authorized intermediary of or has a close relationship with any of the foregoing who can reasonably influence foregoing’s decision making, including, but not limited to, the direct relatives of foregoing.

Hatch-Waxman Act means the U.S. "Drug Price Competition and Patent Term Restoration Act" of 1984, as set forth at 21 U.S.C. §355(b)(2)(A)(iv) or (j)(2)(A)(vii)(IV).

IDL means an imported drug license under the Chinese DAL and its relevant regulation and rules.

Invention means any Information (including any new and useful process, method of manufacture, chemical composition or composition of matter) that is first conceived and reduced to practice (actually or constructively), whether or not patentable, by or on behalf of either Party, or jointly by the Parties, in connection with the conduct of the Development activities and/or the Exploitation of the Licensed Compound or any Licensed Product.

IND means (a) an investigational new drug application filed with the FDA for authorization to commence clinical studies and its equivalent in other countries or regulatory jurisdictions and (b) all supplements and amendments that may be filed with respect to the foregoing.

Indemnification Claim Notice has the meaning set forth in Clause 9.3(a) (Notice of Claim).

Indemnified Party has the meaning set forth in Clause 9.3(a) (Notice of Claim).

Information means all technical, scientific and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results and other material, including: biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and information, including study designs and protocols, assays and biological methodology, in each case (whether or not confidential, proprietary, patented or patentable) in written, electronic or any other form now known or hereafter developed.

Infringement has the meaning set forth in Clause 6.3(a) (Notice).

Initial Development Plan has the meaning set forth in Clause 3.1(a) (Development Plan).

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Invoiced Sales has the meaning set forth in the definition of Net Sales.

Joint Intellectual Property Rights has the meaning set forth in Clause 6.1(b) (Ownership of Joint Patents and Joint Inventions).

Joint Inventions has the meaning set forth in Clause 6.1(b) (Ownership of Joint Patents and Joint Inventions).

Joint Patents has the meaning set forth in Clause 6.1(b) (Ownership of Joint Patents and Joint Inventions).

Joint Development Committee or JDC has the meaning set forth in Clause 4.1(Joint Development Committee).

JDC Dispute has the meaning set forth in Clause 11.5 (Governing Law and Dispute Resolution).

Knowledge means the actual knowledge without any duty to conduct any investigation with respect to such facts and information.

Licensed Compound means (a) the pharmaceutical compound described on Schedule 2 attached hereto, (b) *** and (c) any metabolite, salt, ester, anhydrides, hydrate, solvate, isomer, enantiomer, free acid form, free base form, crystalline form, co-crystalline form, amorphous form, pro-drug (including ester pro-drug) form, racemate, polymorph, chelate, stereoisomer, tautomer or optically active form of any of the foregoing.

Licensed Product means any biological, pharmaceutical or therapeutic compound, substance, chemical composition or formulation that contains, incorporates or comprises the Licensed Compound alone or in combination with one (1) or more other active ingredients, in any and all forms, presentations, dosages and formulations of such Licensed Compound.

Licensed Product Agreement means, with respect to a Licensed Product, any agreement entered into by and between Licensee or any of its Affiliates or its or their Sublicensees, on the one hand, and one (1) or more Third Parties, on the other hand, during the Term that is necessary or reasonably useful for the Exploitation of such Licensed Product in the Field in the Territory, including (a) any agreement pursuant to which Licensee, its Affiliates or its or their Sublicensees receives any license or other rights to Exploit such Licensed Product, (b) supply agreements pursuant to which Licensee, its Affiliates or its or their Sublicensees obtain or will obtain quantities of such Licensed Product, (c) clinical trial agreements, (d) contract research organization agreements and (e) service agreements.

Licensee has the meaning set forth in the preamble hereto.

Licensee Development Data means any (a) pharmacology, toxicology and other biological data included in or in support of the Regulatory Documentation in the Territory that was created by Licensee or on behalf of Licensee or by a Third Party and (b) clinical data included in or in support of Regulatory Documentation in the Territory.

Licensee Inventions means any Inventions, other than any Compound-Specific Inventions, that are first conceived or reduced to practice by employees of, or consultants to, Licensee, alone or jointly with any Third Party at any time during the Term.

Licensee Invention Patents means any Patents that contain one (1) or more claims that cover Licensee Inventions.

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Licensee Know-How means all Information Controlled by Licensee or any of its Affiliates at any time during the Term that is (a) not generally known and (b) reasonably necessary or useful for the Exploitation of the Licensed Compound or any Licensed Product, but excluding any Information to the extent covered or claimed by published Licensee Patents or Joint Patents or any Joint Inventions. For clarity, Licensee Know-How shall not include Compound-Specific Inventions.

Licensee Patents means all Patents that claim or cover any Licensee Know-How, but excluding any Joint Patents.

Licensee Regulatory Documentation means the Regulatory Documentation Controlled by Licensee or any of its Affiliates as of the Effective Date relating to the Compound in the Field in the Territory.

LML means a local manufacture license under the Chinese DAL and its relevant regulation and rules.

Losses has the meaning set forth in Clause 9.1 (Indemnification of ArQule).

MAH means an official document authorizing a market authorization holder for a Licensed Product under the Chinese DAL and its relevant regulation and rules.

Manufacture and Manufacturing means all activities by or on behalf of a Party related to the production, manufacture, processing, filling, finishing, packaging, labelling, in-process and finished testing, shipping, storing, or release of a product or any ingredient or intermediate thereof, including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial manufacture and analytic development, product characterization, test method development and stability testing, formulation, quality assurance and quality control of the Licensed Compound or any Licensed Product, and regulatory activities related to any of the foregoing.

NDA means a New Drug Application, as defined in the FFDCA and regulations promulgated thereunder, or any successor application or procedure required to sell a Licensed Product in the United States.

Net Sales means, with respect to a Licensed Product for any period, the gross amount billed or invoiced by Licensee, its Affiliates or its or their Sublicensees (other than Third Party distributors) to Third Parties (including Third Party distributors) for the sale of a Licensed Product (the Invoiced Sales), less deductions for:

(a)	normal and customary trade, quantity and prompt settlement discounts (including chargebacks and allowances) actually taken off the invoiced price;

(b)	amounts repaid or credited, retroactive or otherwise, as rebates or by reason of rejection, return or recall of Licensed Products;

(c)	transportation, importation, freight, postage, shipping, insurance and other handling expenses to the extent that such items are included in the gross amount invoiced and separately identified;

(d)	customs and excise duties, sales taxes, value added taxes (but excluding income taxes imposed on net income) and other similar taxes and duties actually paid or incurred with respect to the Licensed Product;

(e)	government-mandated price reductions or rebates applicable to any Licensed Product such as, by way of illustration and not in limitation of the Parties' rights hereunder, Federal or state Medicaid, Medicare or similar state program or equivalent foreign governmental program;

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(f)	the portion of any management or administrative fees paid during the relevant time period to government payor health care programs, group purchasing organizations or pharmaceutical benefit managers relating to such Licensed Product; and

(g)	amounts invoiced for sales of Licensed Product that are written off as uncollectible after reasonable collection efforts, in accordance with GAAP and standard practices of Licensee, its Affiliates or its or their Sublicensees; provided, that such write-offs shall be capped at three percent (3%) of gross amounts invoiced for Licensed Product sold in the applicable Calendar Quarter.

Any of the deductions listed above that involves a payment by Licensee, its Affiliates or its or their Sublicensees shall be taken as a deduction in the Calendar Quarter in which the payment is accrued by such entity. A particular deduction may only be accounted for once in the calculation of Net Sales. For purposes of determining Net Sales, a Licensed Product shall be deemed to be sold when invoiced and a sale shall not include transfers or dispositions of such Licensed Product for pre-clinical or clinical purposes or as samples or through patient assistance programs, in each case, without charge. Licensee's, its Affiliates' or its or their Sublicensees' transfer of any Licensed Product to an Affiliate or Sublicensee shall not result in any Net Sales, unless such Licensed Product is consumed or administered by such Affiliate or Sublicensee in the course of its commercial activities. With respect to any Licensed Product that is consumed or administered by Licensee or its Affiliates or its or their Sublicensees, Net Sales shall include any amount billed or invoiced with respect to such consumption or administration, including any services provided directly in connection therewith.

In the event that a Licensed Product is sold in any country in the form of a Combination Product, Net Sales of such Combination Product shall be adjusted by multiplying actual Net Sales of such Combination Product in such country calculated pursuant to the foregoing definition of Net Sales by the fraction A/(A+B), where A is the average invoice price in such country of any Licensed Product that contains the same Licensed Compound(s) as such Combination Product as its sole active ingredient(s), if sold separately in such country and B is the average invoice price in such country of each product that contains active ingredient(s) other than the Licensed Compound(s) contained in such Combination Product as its sole active ingredient(s), if sold separately in such country.

In the event that the weighted average sale price of a Licensed Product can be determined but the weighted average sale price of the other active compound or ingredient in the Combination Product cannot be determined, then Net Sales for such product shall be calculated by multiplying the net sales of the Combination Product (as calculated in accordance with analogous criteria as set forth above for the “Net Sales” definition) by the fraction A/C where A is the weighted average sale price of such Licensed Product when sold separately in finished form and C is the weighted average sale price of the Combination Product.

In the event that the weighted average sale price of the other active compounds or ingredients in the Combination Product can be determined but the weighted average sale price of such Licensed Product cannot be determined, Net Sales for such product shall be calculated by multiplying the net sales of the Combination Product (as calculated in accordance with analogous criteria as set forth above for the “Net Sales” definition) by the following formula: one (1) minus B / C where B is the weighted average sale price of the other active compound or ingredient in the Combination Product when sold separately in finished form and C is the weighted average sale price of the Combination Product.

In the event that the weighted average sale price of both a Licensed Product and the other active compound or ingredient in the Combination Product cannot be determined in a country, then, the Parties shall negotiate in good faith a reasonable adjustment to Net Sales in such country that takes into account all factors reasonably relevant to the relative value of the Licensed Compound(s), on the one hand, and all of the other active ingredient(s), collectively, on the other hand.

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Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
***Triple asterisks denote omissions.

In the case of pharmacy incentive programs, hospital performance incentive programs, chargebacks, disease management programs, similar programs or discounts on portfolio product offerings, all rebates, discounts and other forms of reimbursements shall be allocated among products on the basis on which such rebates, discounts and other forms of reimbursements were actually granted or, if such basis cannot be determined, in accordance with Licensee's, its Affiliates' or its or their Sublicensees' existing allocation method; provided that any such allocation to a Licensed Product shall be: (i) done in accordance with Applicable Law, including any price reporting laws, rules and regulations and (ii) subject to Clause (i), in no event no greater than a pro rata allocation, such that the portion of each of the foregoing rebates, discounts and other forms of reimbursements shall not be included as deductions from Invoiced Sales hereunder in any amount greater than the proportion of the number of units of such Licensed Product sold by Licensee, its Affiliates or its or their Sublicensees to Third Parties hereunder compared to the number of units of all the products sold by Licensee, such Affiliates and such Sublicensees to Third Parties to which such foregoing rebate, discount or other form of reimbursement, as applicable, are granted.

Subject to the above, Net Sales shall be calculated in accordance with the standard internal policies and procedures of Licensee, its Affiliates or its or their Sublicensees, which must be in accordance with GAAP.

Non-Breaching Party has the meaning set forth in Clause 10.2(a) (Material Breach).

Notice Period has the meaning set forth in Clause 10.2(a) (Material Breach).

Party and Parties has the meaning set forth in the preamble hereto.

Patents means:

(a)	all national, regional and international patents and patent applications, including provisional patent applications;

(b)	all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals and continued prosecution applications;

(c)	any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, petty patents, invention patents and design patents and certificates of invention;

(d)	any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((a), (b) and (c)); and

(e)	any similar rights, including so-called pipeline protection or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any of such foregoing patent applications and patents.

Payment has the meaning set forth in Clause 5.7(a) (General).

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Person means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

Post-Approval Development means ongoing development of a Licensed Product after such Licensed Product has received Regulatory Approval in the Territory, including phase IV clinical studies and clinical studies in support of indications within the Field or labelling changes for such Licensed Product within the Field in the Territory during the Term.

Product Trademarks means the Trademark(s) used or to be used by Licensee or its Affiliates or its or their Sublicensees for the Commercialization of Licensed Products in the Field and in the Territory and any registrations thereof or any pending applications relating thereto in the Territory (excluding, in any event, any Corporate Names and any Trademarks that consist of or include any corporate name or corporate logo of ArQule or its Affiliates or its or their (sub)licensees (or Sublicensees)).

Prohibited Payment has the meaning set forth in Clause 8.4 (Anti-Bribery and Anti-Corruption Compliance).

Prosecuting Party has the meaning set forth in Clause 6.2(a) (In General).

Regulatory Approval means, with respect to a country in the Territory, any approvals or authorizations of any Regulatory Authority necessary to commercially distribute, sell or market a Licensed Product in such country. For purposes of clarity, Regulatory Approval in China will include any IDL, MAH or LML.

Regulatory Authority means any applicable supra-national, federal, national, regional, state, provincial or local regulatory agencies, departments, bureaus, commissions, councils or other government entities regulating or otherwise exercising authority with respect to the Exploitation of Licensed Compound or Licensed Products in the Territory, including the CFDA.

Regulatory Documentation means: all (a) applications (including all INDs, CTAs, Drug Registration Application and Drug Approval Applications), registrations, licenses, authorizations and approvals (including Regulatory Approvals); (b) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all adverse event files and complaint files; and (c) clinical and other data contained or relied upon in any of the foregoing; in each case ((a), (b) and (c)) relating to the Licensed Compound or a Licensed Product.

Regulatory Exclusivity Period means, with respect to each Licensed Product in any country in the Territory, any period of data, market or other regulatory exclusivity (other than Patent exclusivity) granted or afforded by Applicable Law or by a Regulatory Authority in such country that confers exclusive marketing rights with respect to such Licensed Product in such country or prevents another party from using or otherwise relying on any data supporting the approval of the NDA without the prior written consent of the NDA-holder, as applicable.

Regulatory Milestone Event has the meaning set out in Clause 5.2 (Regulatory Milestones).

Retained Rights means, with respect to the Licensed Compound and Licensed Products, the rights of ArQule, its Affiliates and its and their licensors, (sub)licensees and contractors to:

(a)	perform its and their obligations under this Agreement;

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(b)	Manufacture and Develop the Licensed Compound or Licensed Products within the Territory solely for Exploitation outside the Territory; and

(c)	Exploit the Licensed Compound or Licensed Products for any and all purposes outside the Territory.

Royalty Term means, with respect to each Licensed Product and each country in the Territory, the period beginning on the date of the First Commercial Sale of such Licensed Product in such country and ending on the latest to occur of:

(a)	the expiration of the last-to-expire ArQule Patent, Joint Patent or Licensee Patent, in such country that contains a Valid Claim that claims the Licensed Compound included in such Licensed Product;

(b)	the expiration of the Regulatory Exclusivity Period in such country for such Licensed Product; and

(c)	the *** anniversary of the First Commercial Sale of such Licensed Product in such country.

Senior Officer means, with respect to ArQule, its Chief Executive Officer and with respect to Licensee, its Chief Executive Officer.

Sublicensee means a Person, other than an Affiliate, that is granted a sublicense by Licensee or its Affiliate under the grants in Clause 2.1 (Grants to Licensee), as provided in Clause 2.3 (Sublicenses).

Term has the meaning set forth in Clause 10.1 (Term and Expiration).

Termination Notice has the meaning set forth in Clause 10.2(a) (Material Breach).

Territory means mainland People's Republic of China, the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

Third Party means any Person other than ArQule, Licensee and their respective Affiliates.

Third Party Claims has the meaning set forth in Clause 9.1 (Indemnification of ArQule).

Third Party Infringement Claim has the meaning set forth in Clause 6.4 (Infringement Claims by Third Parties).

Trademark means any word, name, symbol, color, shape, designation or any combination thereof, including any trademark, service mark, trade name, brand name, sub-brand name, trade dress, product configuration rights, program name, delivery form name, certification mark, collective mark, logo, tagline, slogan, design or business symbol, that functions as an identifier of source, origin or quality, whether or not registered, and all statutory and common law rights therein and all registrations and applications therefor, together with all goodwill associated with, or symbolized by, any of the foregoing.

Transfer Confirmation Notice has the meaning set forth in Clause 3.5(b)(iv) (Transfer Completion Notice).

Transfer Completion Notice has the meaning set forth in Clause 3.5(b)(iv) (Transfer Completion Notice).

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Unanimous Decision means any decision with respect to: (a) any material change to the scope of the Initial Development Plan; (b) any change to the Development or regulatory strategy for the Licensed Compound or Licensed Product that would reasonably be expected to have a material adverse effect on the Development or Commercialization of such Licensed Compound or Licensed Product in the Territory and (c) any proposed Development activities of Licensee with respect to any Licensed Compound or Licensed Product that would reasonably be expected to have a material adverse effect on such Licensed Compound or Licensed Product outside the Territory.

Valid Claim means (a) a claim of any issued and unexpired Patent whose validity, enforceability or patentability has not been affected by (i) irretrievable lapse, abandonment, revocation, dedication to the public or disclaimer or (ii) a holding, finding or decision of invalidity, unenforceability or non-patentability by a court, governmental agency, national or regional patent office or other appropriate body that has competent jurisdiction, such holding, finding or decision being final and unappealable or unappealed within the time allowed for appeal or (b) a claim of a pending Patent application that was filed and is being prosecuted in good faith, has not been abandoned or finally disallowed without the possibility of appeal or re-filing of the application, and has not been pending for more than five (5) years.

VAT has the meaning set forth in Clause 5.7(b) (Value Added Tax).

Voting Stock has the meaning set forth in the definition of Change of Control.

2.	Grant of Rights

2.1	Grants to Licensee

Subject to Clauses 2.3 (Sublicenses), 2.4 (Rights of Reference) and 2.5 (Retention of Rights; Limitations Applicable to License Grants) and the other terms and conditions of this Agreement, ArQule hereby grants to Licensee an exclusive (including with regard to ArQule and its Affiliates) license, with the right to grant sublicenses through multiple tiers in accordance with Clause 2.3 (Rights of Reference), under the ArQule Patents, ArQule Inventions, ArQule Know-How, and ArQule's interests in Joint Patents and Joint Inventions, to Exploit the Licensed Compound and Licensed Products in the Field in the Territory.

2.2	Grants to ArQule

Licensee hereby grants to ArQule a non-exclusive, royalty-free license, with the right to grant sublicenses through multiple tiers, under the Licensee Patents, Licensee Invention Patents, Licensee Know-How, Licensee Inventions and Licensee's interests in Joint Patents and Joint Inventions, to Exploit the Licensed Compound and Licensed Products outside the Territory and/or to perform or exercise the Retained Rights.

2.3	Sublicenses

The Parties shall have the right to grant sublicenses through multiple tiers, under the licenses granted in Clause 2.1 (Grants to Licensee) and 2.2 (Grants to ArQule), respectively, to its Affiliates and other Persons; provided, that, any such sublicenses shall be: (a) subject to a Party’s (i) providing prior written notice of any such proposed Third Party sublicense to the other Party and (ii) providing the other Party with a copy of each fully executed Third Party sublicense agreement promptly upon execution, in both instances with financial and other sensitive terms redacted to the extent not necessary to confirm Licensee’s compliance with the terms of this Agreement, and (b) consistent with, and expressly made subject to, the terms and conditions of this Agreement. Each Party shall cause each Sublicensee to comply with the applicable terms and conditions of this Agreement as if such Sublicensee were a Party to this Agreement. No such permitted sublicense shall relieve the granting Party of any of its obligations or liabilities hereunder, for which obligations and liabilities the granting Party shall remain fully responsible and liable.

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2.4	Rights of Reference

(a)	ArQule hereby grants to Licensee a Right of Reference, as that term is defined in 21 C.F.R. § 314.3(b) and any foreign counterpart to such regulation (and any current or future Sublicensee of Licensee of the Licensed Compound and/or any Licensed Products) to a right of access to and a right to use and incorporate all Regulatory Documentation and the ArQule Development Data to the extent Controlled by ArQule and necessary or useful to Develop, Manufacture, obtain Regulatory Approval of, and Commercialize the Licensed Compound or any Licensed Product in the Territory, in each case, pursuant to the Development Plan or Commercialization Plan and otherwise subject to the terms and conditions of this Agreement. ArQule will use commercially reasonable efforts to have its current or future licensees of the Licensed Compound and/or any Licensed Products provide a Right of Reference to, a right of access to and a right to use and incorporate all Regulatory Documentation controlled by such licensee and necessary or useful to obtain Regulatory Approval of the Licensed Compound or any Licensed Product in the Territory.

(b)	Without any additional consideration to Licensee, Licensee hereby grants to ArQule (and any current or future licensee of ArQule of the Licensed Compound and/or any Licensed Products) a Right of Reference to, a right of access to and a right to use and incorporate all Regulatory Documentation and the Licensee Development Data to the extent Controlled by Licensee, its Affiliates and its and their licensors, (sub)licensees and contractors and necessary or useful to (i) Develop and Manufacture the Licensed Compound and any Licensed Products inside the Territory in order to obtain Regulatory Approval of and Commercialize the Licensed Compound and any Licensed Products outside of the Territory, and (ii) Develop, Manufacture, obtain Regulatory Approval of, and Commercialize the Licensed Compound and any Licensed Products outside of the Territory, in each case ((i) and (ii)) in accordance with any applicable terms and conditions of this Agreement.

(c)	Each Party will provide a signed statement to this effect, if requested by the other Party, in accordance with 21 C.F.R. § 314.50(g)(3) or any foreign counterpart to such regulation, in the case of a request by either Party, for the limited purpose described in this Clause 2.4 (Rights of Reference). For the avoidance of doubt, neither Party may publish or otherwise publicly disclose any data of the other Party to which a Right of Reference is granted under this Clause 2.4 (Rights of Reference) except in accordance with this Agreement. For clarity, submission of data to a Regulatory Authority shall not be considered publication or public disclosure under the preceding sentence.

(d)	In the event that Licensee discontinues Development of any Licensed Product in the Territory, then Licensee shall (i) return all ArQule Development Data to ArQule as well as any Licensee Development Data generated by Licensee related directly to the discontinued Licensed Product (ii) transfer to ArQule (and/or any current or future licensee of ArQule of the Licensed Compound and/or any Licensed Products) all of its right, title and interest in all Regulatory Documentation and Regulatory Approvals in the Territory in its name applicable to the Licensed Product; (iii) provide ArQule (and/or any current or future licensee of ArQule of the Licensed Compound and/or any Licensed Products) with copies of all correspondence with Regulatory Authorities relating to such Regulatory Documentation and Regulatory Approvals; and (iv) transfer sponsorship and Control to ArQule (and/or any current or future licensee of ArQule of the Licensed Compound and/or any Licensed Products) of all clinical trials of the Licensed Product being conducted as of the effective date of termination.

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2.5	Retention of Rights; Limitations Applicable to License Grants

(a)	Retained Rights of ArQule

Notwithstanding anything to the contrary in this Agreement and without limitation of any rights granted or reserved to ArQule pursuant to any other term or condition of this Agreement, ArQule hereby expressly retains, on behalf of itself and its Affiliates (and on behalf of its and their licensors, (sub)licensees and contractors) all right, title and interest in and to the ArQule Patents, the ArQule Know-How, ArQule's interests in and to Joint Patents and Joint Inventions, ArQule Regulatory Documentation with respect to any Licensed Compound or Licensed Product and ArQule's Corporate Names, in each case, for purposes of performing or exercising the Retained Rights.

(b)	No Other Rights Granted by ArQule

Except as expressly provided herein and without limiting the foregoing, ArQule grants no other right or license, including any rights or licenses to the ArQule Patents, the ArQule Know-How, ArQule Development Data, ArQule's interest in the Joint Patents and the Joint Inventions, the ArQule Regulatory Documentation, the ArQule Corporate Names or any other Patent, Trademark or other intellectual property rights not otherwise expressly granted herein.

(c)       No Other Rights Granted by Licensee

Except as expressly provided herein, Licensee grants no other right or license, including any rights or licenses to the Licensee Patents, the Licensee Know-How, Licensee Development Data, Licensee’s interest in the Joint Patents and the Joint Inventions, or any other Patent, Trademark or other intellectual property rights not otherwise expressly granted herein.

2.6	Territorial Restrictions

(a)	Licensee shall not, and shall not permit any of its Affiliates or any of its and their licensees, Sublicensees or distributors to knowingly distribute, market, promote, offer for sale or sell the Licensed Products directly or indirectly (i) to any Person for commercial use outside the Territory or (ii) to any Person in the Territory that Licensee or any of its Affiliates or any of its or their licensees, Sublicensees or distributors knows (A) is likely to distribute, market, promote, offer for sale or sell any Licensed Product for commercial use outside the Territory or Assist another Person to do so, or (B) has directly or indirectly distributed, marketed, promoted, offered for sale or sold any Licensed Product for commercial use outside the Territory or Assisted another Person to do so. If Licensee or any of its Affiliates receives or becomes aware of the receipt by a licensee, Sublicensee or distributor of any orders for any Licensed Product for use outside the Territory, such Person shall refer such orders to ArQule. Licensee shall cause its Affiliates and its and their licensees, Sublicensees and distributors to notify ArQule of any receipt of any orders for any Licensed Product for use outside the Territory.

(b)	ArQule shall not, and shall not permit any of its Affiliates or any of its and their (sub)licensees or distributors to knowingly distribute, market, promote, offer for sale or sell the Licensed Products directly or indirectly (i) to any Person for commercial use in the Territory or (ii) to any Person outside the Territory that ArQule or any of its Affiliates or any of its or their (sub)licensees or distributors knows (A) is likely to distribute, market, promote, offer for sale or sell any Licensed Product for commercial use in the Territory or Assist another Person to do so, or (B) has directly or indirectly distributed, marketed, promoted, offered for sale or sold any Licensed Product for commercial use in the Territory or Assisted another Person to do so. If ArQule or any of its Affiliates receives or becomes aware of the receipt by a (sub)licensee or distributor of any orders for any Licensed Product for commercial use in the Territory, such Person shall refer such orders to Licensee. ArQule shall cause its Affiliates to notify Licensee of any receipt of any orders for any Licensed Product for commercial use in the Territory.

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2.7	Non-Compete

During the Term of this Agreement, Licensee shall not, directly or indirectly, conduct, have conducted, Exploit, or fund any activity that involves the conduct of, any research, development, manufacturing, importing, commercialization or Exploitation of any FGFR inhibitor in the Territory other than pursuant to this Agreement.

2.8	Section 365(n)

All rights and licenses granted under or pursuant to this Agreement by Licensee or ArQule are, and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that the Parties, as licensees of such rights under this Agreement, will retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code, the Party hereto that is not a party to such proceeding will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in their possession, will be promptly delivered to them (a) upon any such commencement of a bankruptcy proceeding upon their written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under (a) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject party.

3.	Regulatory and Commercialization Activities

3.1	Development

(a)	Development Plan

The initial development plan is set forth in Schedule 3 (the Initial Development Plan). Licensee will conduct the Development of the Licensed Product according to the Development Plan. The Development Plan will include, among other things, the indications for which the Licensed Product is to be Developed and other exploratory indications for which the Product may be developed, critical activities to be undertaken, certain timelines, go/no go decision points and relevant decision criteria and certain allocations of responsibilities between the Parties for the various activities to be undertaken under the Development Plan. The Development Plan shall be focused on efficiently obtaining Regulatory Approval in the Territory, while taking into consideration potential Development, Regulatory Approval or commercial impacts on the Licensed Product outside of the Territory and the Field. During the Term, the Parties will review the Development Plan from time to time, not less than twice per calendar year, and will amend such Development Plan on an ongoing basis as necessary. Any such amendment to the Development Plan will be approved by ArQule; provided, that, under no circumstances shall Licensee conduct any Development activities as part of a Development Plan that would reasonably be expected to have a material adverse safety effect on the Development or Commercialization of the Licensed Compound outside of the Territory. The then-current Development Plan will at all times contain at least that level of detail and cover at least the same matters (to the extent applicable) as the Initial Development Plan.

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(b)	Diligence

After the Effective Date, subject to the Retained Rights, as between the Parties, Licensee shall be solely responsible for all aspects of the Development of the Licensed Compound and Licensed Products in the Field in the Territory. Without limitation of Clause 3.1(c) (Development Costs), Licensee shall use Commercially Reasonable Efforts to Develop, and obtain and maintain Regulatory Approvals for, Licensed Products for use in the Field in the Territory. Licensee shall be solely responsible for all clinical development activities in the Territory in accordance with the Development Plan. Licensee shall have the right to engage contract research organizations and Affiliates to handle certain clinical development activities, subject to the execution by each such contract research organization and Affiliate of an agreement containing provisions with respect to confidentiality, limitations on use and assignment of Know-How that are consistent with, and no less stringent in scope than, this Agreement.

As a part of its diligence obligations under this Agreement, Licensee agrees to use Commercially Reasonable Efforts to (i) file a CTA for a Licensed Product with the CFDA prior to December 31, 2018, and (ii) initiate a clinical trial with a Licensed Product by June 30, 2019.

(c)	Development Costs

Licensee shall be solely responsible for all costs and expenses in connection with the Development of, and obtaining and maintaining Regulatory Approvals for, the Licensed Products in the Field in the Territory.

(d)	Development Records

Licensee shall, and shall cause its Affiliates and its and their Sublicensees to, maintain, in good scientific manner, complete and accurate books and records pertaining to Development of Licensed Products hereunder, in sufficient detail to verify compliance with its obligations under this Agreement. Such books and records shall (i) be appropriate for patent and regulatory purposes, (ii) be in compliance with Applicable Law, (iii) properly reflect all work done and results achieved in the performance of its Development activities hereunder, (iv) record only such activities and not include or be commingled with records of activities outside the scope of this Agreement and (v) be retained by Licensee for at least *** years after the expiration or termination of this Agreement in its entirety or for such longer period as may be required by Applicable Law. ArQule shall have the right, during normal business hours and upon reasonable notice, to inspect and copy all such books and records maintained pursuant to this Clause 3.1(d) (Development Records); provided that ArQule shall maintain such records and information disclosed therein in confidence in accordance with Clause 7 (CONFIDENTIALITY AND NON-DISCLOSURE).

(e)	Development Reports

(i)	Licensee shall, as promptly as possible, provide ArQule with copies of all data, as well as all other information requested by ArQule, generated by Licensee in the conduct of any clinical trials involving the Licensed Compound and Licensed Products (including all Licensee Development Data).

(ii)	Without limiting Clause 3.1(d) (Development Records) and Clause 3.1(e)(i), at least *** days prior to each meeting of the JDC and in any event not less than twice per year, during which Licensee is conducting Development activities hereunder, Licensee shall provide the JDC with a detailed written report of such Development activities it has performed, or caused to be performed, since the preceding report, its Development activities in process and the future activities it expects to initiate during the following ***-month period. Each such report shall contain sufficient detail to enable the JDC to assess Licensee's compliance with its obligations set forth in Clause 3.1(a) (Development Plan), including:

(A)	Licensee's, or its Affiliates' or its or their Sublicensees' activities with respect to achieving Regulatory Approvals of Licensed Products in the Territory;

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(B)	clinical study results and results of other Development activities not otherwise provided under subsection (i); and

(C)	the Drug Approval Applications that Licensee or any of its Affiliates reasonably expect to make, seek or attempt to obtain in the Territory.

3.2	Regulatory Activities

(a)	Regulatory Approvals

Subject to the Retained Rights, except as otherwise set forth in this Clause 3.2 (Regulatory Activities), Licensee shall have the sole right and at its sole cost and expense to prepare, obtain and maintain all Drug Approval Applications (including the setting of the overall regulatory strategy therefor), other Regulatory Approvals and other submissions (including INDs and CTAs) and to conduct communications with the Regulatory Authorities, for Licensed Products in the Field in the Territory in its name.

(b)	Regulatory Cooperation

(i)	Licensee shall timely notify ArQule of all material submissions, filings with any Regulatory Authority and all material notices or communications from any Regulatory Authority that are related to any Licensed Product in the Territory. Moreover, with respect to regulatory filings in the Territory, Licensee will provide ArQule with drafts of such filings in English not less than *** days prior to submission so that ArQule may review and comment on them; provided, that any failure by ArQule to provide comments within the review period shall be deemed an acceptance of the draft and shall not delay Licensee’s filing date. Licensee shall consider all comments of ArQule in good faith, taking into account the best interests of the Development and/or Commercialization of the Licensed Product.

(ii)	ArQule shall provide or make available to Licensee copies of material regulatory filings made by or on behalf of ArQule outside the Territory so that Licensee may, to the extent permitted under Applicable Law, reference them.

(c)	Recalls, Suspensions or Withdrawals

Licensee shall notify ArQule promptly following its determination that any event, incident or circumstance has occurred that would reasonably be expected to result in the need for a recall, market suspension or market withdrawal of a Licensed Product in the Field in the Territory and shall include in such notice the reasoning behind such determination and any supporting facts. As between the Parties, Licensee shall have the right to make the final determination whether to voluntarily implement any such recall, market suspension or market withdrawal in the Field in the Territory; provided that prior to any implementation of such a recall, market suspension or market withdrawal, Licensee shall consult with ArQule and shall consider ArQule's comments in good faith. If a recall, market suspension or market withdrawal is mandated by a Regulatory Authority in the Territory, as between the Parties, Licensee shall initiate such a recall, market suspension or market withdrawal in compliance with Applicable Law. For all recalls, market suspensions or market withdrawals undertaken pursuant to this Clause 3.2(c) (Recalls, Suspensions or Withdrawals), as between the Parties, Licensee shall be solely responsible for the execution thereof. Subject to Clause 9 (INDEMNITY; INSURANCE), Licensee shall be responsible for all costs and expenses of any such recall, market suspension or market withdrawal.

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(d)	Pharmacovigilance Agreement; Global Safety Database

The Parties shall enter into a pharmacovigilance agreement promptly following the Effective Date providing for the terms pursuant to which (i) ArQule (and/or any current or future license of ArQule of the Licensed Compound and/or any Licensed Products) shall establish, hold and maintain (at ArQule's sole cost and expense) the global safety database for Licensed Products, (ii) Licensee shall timely provide ArQule with information in the possession and Control of Licensee or its Affiliates and its or their (sub)licensees as necessary for ArQule (and/or any current or future license of ArQule of the Licensed Compound and/or any Licensed Products) to comply with its pharmacovigilance responsibilities outside the Territory, including, as applicable, any adverse drug experiences (including those events or experiences that are required to be reported to the FDA under 21 C.F.R. sections 312.32 or 314.80 or to foreign Regulatory Authorities under corresponding Applicable Law outside the United States), from pre-clinical or clinical laboratory, animal toxicology and pharmacology studies, clinical studies and commercial experiences with a Licensed Product, in each case, in English, in the form reasonably requested by ArQule and at Licensee’s sole cost and expense, and (iii) ArQule (and/or any current or future license of ArQule of the Licensed Compound and/or any Licensed Products) shall provide Licensee with access to data in such global safety database as necessary for Licensee to comply with its pharmacovigilance responsibilities in the Territory, including, as applicable, any adverse drug experiences (including those events or experiences that are required to be reported to the FDA under 21 C.F.R. sections 312.32 or 314.80 or to foreign Regulatory Authorities under corresponding Applicable Law outside the United States), from pre-clinical or clinical laboratory, animal toxicology and pharmacology studies, clinical studies and commercial experiences with a Licensed Product.

(e)	Regulatory Inspections

If any Regulatory Authority (i) contacts Licensee or its Affiliates or its or their (sub)licensees with respect to the alleged improper Development, Manufacture or Commercialization of any Licensed Product, or (ii) conducts, or gives notice of its intent to conduct, an inspection at Licensee’s or its Affiliate’s or its or their (sub)licensees’ facilities used in the Development or Manufacturing of Licensed Products, then Licensee will promptly notify ArQule of such contact, inspection or notice.

If any Regulatory Authority takes, or gives notice of its intent to take, any regulatory action with respect to any activity of such Party or its Affiliates or its or their (sub)licensees that could reasonably be expected to adversely affect any Development, Manufacture or Commercialization activities with respect to the Licensed Product in such other Party’s Territory, then such Party will promptly notify the other Party of such contact, inspection or notice.

3.3	Commercialization

(a)	Commercialization Plan

Licensee will prepare and provide to the JDC a Commercialization Plan for each Licensed Product in the Field in the Territory at least *** days in advance of the last JDC meeting occurring prior to Licensee’s expected filing of any Drug Approval Application of such Licensed Product in the Territory. Licensee shall be solely responsible and pay for all Commercialization activities in the Field in the Territory in accordance with the Commercialization Plan.

(b)       Diligence

As between the Parties, Licensee shall be solely responsible for Commercialization of the Licensed Products in the Field throughout the Territory at Licensee's sole cost and expense. Licensee shall use Commercially Reasonable Efforts to Commercialize the Licensed Products throughout the Territory.

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(c)	Commercialization Costs; Booking of Sales; Distribution

Licensee shall invoice and book sales, establish all terms of sale (including pricing and discounts) and warehouse and distribute the Licensed Products in the Field in the Territory and perform or cause to be performed all related Commercialization services. Subject to Clause 3.2(c) (Recalls, Suspensions or Withdrawals), Licensee shall handle all returns, recalls or withdrawals, order processing, invoicing, collection, distribution and inventory management with respect to the Licensed Products in the Territory.

(d)	Commercialization Records

Without limitation of Clause 5.10 (Audit), Licensee shall maintain complete and accurate books and records pertaining to Commercialization of Licensed Products hereunder, in sufficient detail to verify compliance with its obligations under this Agreement and which shall be in compliance with Applicable Law and properly reflect all work done and results achieved in the performance of its Commercialization activities. Such records shall be retained by Licensee for at least *** years after the expiration or termination of this Agreement in its entirety or for such longer period as may be required by Applicable Law. ArQule shall have the right, during normal business hours and upon reasonable notice, to inspect and copy all such books and records maintained pursuant to this Clause 3.3(d) (Commercialization Records); provided that ArQule shall maintain such records and information disclosed therein in confidence in accordance with Clause 7 (CONFIDENTIALITY AND NON-DISCLOSURE).

(e)	Commercialization Reports

Without limiting Clause 3.3(e) (Commercialization Reports), at least thirty (30) days prior to each JDC meeting and in any event not less than once per Calendar Year, following the preparation of the initial Commercialization Plan, Licensee shall provide ArQule with detailed written reports of all Commercialization activities it has performed, or caused to be performed, since the preceding report and the future activities it expects to initiate during the following ***-month period, broken down by Calendar Quarter. Each such report shall contain sufficient detail to enable ArQule to assess Licensee's compliance with its obligations set forth in Clauses 3.3(a) (Commercialization Plan) and 3.3(c) (Commercialization Costs; Booking of Sales; Distribution), including, in each case, Net Sales for such Licensed Product in the Territory.

3.4	Statements and Compliance with Applicable Law

Licensee shall and shall cause its Affiliates to, comply with all Applicable Law with respect to the Exploitation of Licensed Products. Licensee shall avoid and shall cause its Affiliates and its and their Sublicensees, employees, representatives, agents, and distributors to avoid, taking or failing to take, any actions that Licensee knows or reasonably should know would jeopardize the goodwill or reputation of ArQule or the Licensed Products or any Trademark associated therewith. Without limitation to the foregoing, Licensee shall in all material respects conform to its practices and procedures relating to the Commercialization of the Licensed Products and educating the medical community in the Territory with respect to the Licensed Products to any applicable industry association regulations, policies and guidelines, as the same may be amended from time to time, and Applicable Law.

3.5	Supply of Licensed Products

(a)	Responsibility

As between the Parties, Licensee will have the sole responsibility, at its sole cost and expense, for Manufacturing (or having Manufactured) and supplying the Licensed Compound and any Licensed Products in the Territory for its Development and Commercialization activities in the Field in the Territory. Licensee shall use Commercially Reasonable Efforts to Manufacture (or have Manufactured) the Licensed Compound and any Licensed Products in quantities that are sufficient for Licensee’s Development and Commercialization activities in the Field in the Territory.

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(b)	Technology and other Know How transfer assistance from ArQule

(i)	ArQule Know-How and Licensed Compound

As soon as practicable and in no event later than *** days after the Effective Date, ArQule will provide or make available to Licensee the ArQule Know-How listed in Schedule 4.

(ii)	Transfer of Materials

ArQule shall make available for a one-time transfer to Licensee in a mutually agreed manner, the quantities of Licensed Compound and available working standards for the Licensed Compound, as set forth on Schedule 2. Such inventory shall only be used in pre-clinical and clinical work in accordance with the license grant in Clause 2.1 (Grants to Licensee) and shall not be used for commercial purposes. For avoidance of doubt, any amounts of Licensed Compound transferred by ArQule to Licensee under this Clause 3.5 (Supply of Licensed Products) shall not be used by Licensee to Manufacture Licensed Product other than for use in pre-clinical and clinical work. ArQule shall have no further obligation to make any further Licensed Compound inventory available to Licensee; provided, that ArQule will provide Licensee the ability to opt-in to any manufacturing run occurring in 2018, with Licensee paying its pro rata share of the costs of such manufacturing run. Licensee acknowledges and agrees that, prior to use of the transferred Licensed Compound for pre-clinical and clinical work, Licensee shall conduct stability testing and testing to determine whether such Licensed Compound meets the relevant specifications, at Licensee's own expense. ArQule shall provide to Licensee the current certificate of analysis for the Licensed Compound that exists as of the Effective Date, but shall not be obligated to re-test any batches of expired Licensed Compound. For the avoidance of doubt, ArQule makes no representation or warranty that such Licensed Compound meets any of the specifications, and any use of such Licensed Compound by Licensee shall not be subject to any claim for indemnification by Licensee under Clause 9.2 (Indemnification of Licensee).

(iii)	Shipping

Licensee shall be responsible for the shipping cost from current warehousing location(s) where the Licensed Compound resides, importation paperwork, and any applicable customs/duties. Licensee shall select and engage the shipper and any customs broker at its own cost and expense. The risk of loss from any casualty to the Licensed Compound, regardless of the cause, shall be transferred to Licensee upon delivery of the Licensed Compound to the shipper. In addition, Licensee shall cause the shipper to ensure that the Licensed Compound is stored and shipped in conditions that do not adversely affect the Licensed Compound's stability and integrity.

(iv)	Transfer Completion Notice

ArQule shall issue to Licensee, in writing, a Transfer Completion Notice upon completion of ArQule's obligations under Clause 3.5(b)(i) (ArQule Know-How and Licensed Compound) and Clause 3.5(b)(ii) (Transfer of Materials) above (the Transfer Completion Notice). Licensee shall have *** Business Days following receipt of the Transfer Completion Notice to send confirmation in writing to ArQule that ArQule has effectively completed its obligations under Clause 3.5(b)(i) (ArQule Know-How and Licensed Compound) and Clause 3.5(b)(ii) (Transfer of Materials) (the Transfer Confirmation Notice); provided, that, if Licensee fails to send the Transfer Confirmation Notice within such ***-Business Day period, ArQule shall be deemed to have effectively completed its obligations under Clause 3.5(b)(i) (ArQule Know-How and Licensed Compound) and Clause 3.5(b)(ii) (Transfer of Materials).

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(v)	Technical Support

For a period not to exceed *** months from the Effective Date, ArQule will provide Licensee with up to *** hours of technical support at no additional cost upon Licensee's request in order to ensure an orderly transition of the ArQule Know-How to Licensee (or its designee) and to Assist Licensee (or its designee) in the start-up of its Manufacture of Licensed Compound and Licensed Product; provided, that Licensee provides ArQule with no less than *** days' notice of its intent to use such technical support. Such technical support may, at Licensee's request, include, without limitation, the following activities:

(A)	a list of questions, in writing, that Licensee may reasonably raise after having reviewed the ArQule Know-How disclosed or made available by ArQule listed on Schedule 4; and

(B)	a list of questions, in writing, that Licensee may reasonably raise as part of its Manufacture of Licensed Compound or Licensed Product.

ArQule will also make reasonable efforts to provide responses to questions Licensee may reasonably raise as Licensee initiates process development, and completes and releases registration batches, to the extent that internal resources are available to answer any such questions. For clarity, however, nothing herein requires ArQule to provide assistance beyond the ***-month period as specified in this Clause 3.5 (b)(v) (Technical Support).

(vi)	Complete Transfer

The Parties acknowledge that ArQule shall have completed its contractual obligations under this Agreement with respect to technical support upon the completion of the activities described in this Clause 3.5 (Supply of Licensed Products).

(vii)	Transfer of ArQule Know-How

ArQule shall provide ArQule Know-How as described in Schedule 4 and the Regulatory Documentation in electronic format only. ArQule shall be responsible for all costs and expenses associated with transfer of ArQule Know-How and Regulatory Documentation. For the avoidance of doubt, unless reasonably necessary to obtain Regulatory Approval, ArQule shall have no obligation to provide the source documentation or any additional data, in any form, other than that provided within the ArQule Know-How as listed in Schedule 4.

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3.6	Subcontracting

Subject to Clause 2.3 (Sublicenses), Licensee may subcontract with an Affiliate or a Third Party to perform any or all of its obligations hereunder (including by appointing one (1) or more distributors); provided that (a) no such permitted subcontracting shall relieve Licensee of any obligation hereunder (except to the extent satisfactorily performed by such subcontractor) or any liability and Licensee shall be and remain fully responsible and liable therefor and (b) the agreement pursuant to which Licensee engages any Third Party subcontractor must (i) be consistent in all material respects with this Agreement, (ii) contain terms obligating such subcontractor to comply with the confidentiality, restriction on use, intellectual property and all other relevant provisions of this Agreement, (iii) contain terms that provide that Licensee will Control all intellectual property developed by the subcontractor in the course of performing any such work and own all such intellectual property that is specifically related to, or otherwise necessary for Development, Manufacture or Commercialization of the Licensed Compound or any Licensed Product such that Licensee will be able to comply with its obligations to assign or license Inventions to ArQule as provided under this Agreement and (iv) contain terms obligating such subcontractor to permit ArQule rights of inspection, access and audit substantially similar to those provided to ArQule in this Agreement. Licensee shall ensure that each subcontractor accepts and complies with all of the applicable terms and conditions of this Agreement as if such permitted subcontractor were a Party to this Agreement. Licensee hereby waives any requirement that ArQule exhaust any right, power or remedy, or proceed against any Third Party subcontractor for any obligation or performance under this Agreement prior to proceeding directly against Licensee.

3.7       Companion Diagnostics

ArQule agrees to use Commercially Reasonable Efforts to either (a) negotiate with its Third Party supplier of the break apart FISH assays that ArQule is currently using in the European Union for the testing of patients in its ongoing clinical trial in iCCA (the ArQule Fish Assay) to supply Licensee directly with a version of such ArQule Fish Assay pursuant to a separate supply agreement between Licensee and such Third Party supplier so that Licensee or its designee(s) can seek Regulatory Approval of the test in the Territory, or (b) amend its existing agreement with such Third Party supplier to include the Territory as an additional market such that the Third Party supplier would obtain Regulatory Approval to sell a version of the ArQule Fish Assay in the Territory, in either case (i) at Licensee’s sole cost and expense and (ii) for use by Licensee in its clinical trial in intrahepatic cholangiocarcinoma (iCCA) in the Territory. Licensee shall be further responsible for conducting, and paying all costs and expenses for, the Development of any diagnostic test used to identify patients in any clinical trial conducted under the Development Plan and for the Regulatory Approval and Commercialization of any such test for use with a Licensed Product in the Field in the Licensed Territory.

4.	DEVELOPMent Committee

4.1	Joint Development Committee

Within *** days after the Effective Date, the Parties shall establish a joint development committee (the Joint Development Committee or JDC), which shall consist of *** representatives from each of the Parties, each with the requisite authority to enable such person to make decisions on behalf of the Parties with respect to the issues falling within the jurisdiction of the JDC. From time to time, each Party may substitute one (1) or more of its representatives to the JDC on written notice to the other Party. Licensee shall select from its representatives the chairperson for the JDC, which chairperson may be changed from time to time, on written notice to ArQule. The JDC shall:

(a)	serve as a forum for discussing and supervising Development of the Licensed Compound and Licensed Products in the Field in the Territory, including by reviewing Development Plans and overseeing the conduct of the Development activities as provided in Clause 3.1 (Development), and reviewing Development reports as provided in Clause 3.1(e) (Development Reports);

(b)	serve as a forum for discussing and supervising the Commercialization of Licensed Products in the Field in the Territory as provided in Clause 3.3 (Commercialization), including by establishing the Commercialization strategy for the Territory, reviewing the Commercialization Plans and overseeing the conduct of the Commercialization activities;

(c)	co-ordinate the Parties' activities under this Agreement; and

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(d)	perform such other functions as are set forth herein or as the Parties may mutually agree in writing, except where in conflict with any provision of this Agreement.

4.2	General Provisions Applicable to the JDC

(a)	Meetings and Minutes

The JDC shall meet semi-annually or as otherwise agreed to by the Parties, with the location of such meetings alternating between locations designated by Licensee and locations designated by ArQule. Either Party shall have the right to call meetings on not less than *** Business Days' notice unless exigent circumstances require shorter notice. Each Party shall make all proposals for agenda items at least *** Business Days in advance of the applicable meeting and shall provide all appropriate information with respect to such proposed items at least *** Business Days in advance of the applicable meeting; provided that under exigent circumstances requiring input by the JDC, a Party may provide its agenda items to the other Party within a shorter period of time in advance of the meeting or may propose that there not be a specific agenda for a particular meeting, so long as the other Party consents to such later addition of such agenda items or the absence of a specific agenda for such meeting (which consent shall not be unreasonably withheld, conditioned or delayed). The chairperson of the JDC (or his or her designee) shall prepare and circulate the meeting agenda at least *** Business Days in advance of the meeting, and shall prepare and circulate for review and approval of the Parties minutes of each meeting as promptly as possible after the meeting. The Parties shall agree on the minutes of each meeting promptly, but in no event later than the next meeting of the JDC.

(b)	Procedural Rules

The JDC shall have the right to adopt such standing rules as shall be necessary for its work, to the extent that such rules are not inconsistent with this Agreement. A quorum of the JDC shall exist whenever there is present at a meeting at least one (1) representative appointed by each Party. Representatives of the Parties on the JDC may attend a meeting either in person or by telephone, video conference or similar means in which each participant can hear what is said by, and be heard by, the other participants. Representation by proxy shall be allowed. The JDC shall take action by consensus of the representatives present at a meeting at which a quorum exists, with each Party having a single vote irrespective of the number of representatives of such Party in attendance or by a written resolution signed by at least one (1) representative appointed by each Party. Alliance Managers or other employees or consultants of a Party who are not representatives of the Parties on the JDC may attend meetings of the JDC; provided, however, that such attendees (i) shall not vote or otherwise participate in the decision-making process of the JDC and (ii) are bound by obligations of confidentiality and non-disclosure at least as protective of the other Party as those set forth in Clause 7 (CONFIDENTIALITY AND NON-DISCLOSURE).

(c)	Decision-Making

Except for matters outside the jurisdiction and authority of the JDC, if the JDC cannot, or does not, reach consensus on an issue, then, (i) to the extent that the issue involves a Unanimous Decision, such issue must be mutually agreed by the Senior Officers and shall not be submitted to arbitration and otherwise (ii) subject to subsection (i), such issue shall be resolved pursuant to Clause 11.5 (Governing Law and Dispute Resolution).

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(d)	Limitations on Authority

Without limitation to the foregoing, the Parties hereby agree that matters explicitly reserved to the consent, approval or other decision-making authority of one or both Parties, as expressly provided in this Agreement between the Parties, are outside the jurisdiction and authority of the JDC, including (i) amendment, modification or waiver of compliance with this Agreement (which may only be amended or modified as provided in Clause 11.7 (Entire Agreement; Amendments) or compliance with which may only be waived as provided in Clause 11.10 (Waiver and Non-Exclusion of Remedies) and (ii) such other matters as are reserved to the consent, approval, agreement or other decision-making authority of either or both Parties in this Agreement that are not required by this Agreement to be considered by the JDC prior to the exercise of such consent, approval or other decision-making authority.

(e)	Alliance Managers

Each Party shall appoint a person(s) who shall oversee contact between the Parties for all matters between meetings of the JDC, which person(s) may be replaced at any time by notice in writing to the other Party. The Alliance Managers shall work together to manage and facilitate the communication between the Parties under this Agreement, including the resolution (in accordance with the terms of this Agreement) of issues between the Parties that arise in connection with this Agreement. The Alliance Managers shall not have final decision-making authority with respect to any matter under this Agreement.

(f)	Appointment Not an Obligation.

The appointment of any members of a committee and Alliance Managers is a right of each Party and not an obligation and shall not be a “deliverable” as defined in EITF Issue No. 00-21. Each Party shall be free to determine not to appoint members to any committee and not to appoint an Alliance Manager. If a Party (the “non-Appointing Party”) does not appoint members of any Committee or an Alliance Manager, it shall not be a breach of this Agreement, nor shall any consideration be required to be returned, and the other Party (the “Appointing Party”) shall have the votes and the decision-making power of the non-Appointing Party unless and until such members are appointed by the non-Appointing Party.

(g)	Discontinuation; Disbandment; Annual Reports

Subject to Clause 4.2(f) (Appointment Not an Obligation), once established, the JDC shall continue to exist until the first to occur of:

(i)	the Parties mutually agreeing to disband the JDC; and

(ii)	ArQule providing to Licensee written notice of its intention to disband the JDC. Upon the occurrence of either of the foregoing, (A) the JDC shall disband, have no further responsibilities or authority under this Agreement and will be considered dissolved by the Parties and (B) any requirement of a Party to provide Information or other materials to the JDC shall be deemed a requirement to provide such Information or other materials to the other Party’s Alliance Manager and Licensee shall have the right to decide all matters that are subject to the review or approval by the JDC hereunder, with any Disputes to be resolved pursuant to Clause 11.5 (Governing Law and Dispute Resolution).

5.	Payments and Records

5.1	Upfront Payment

In partial consideration of the rights granted by ArQule to Licensee hereunder, no later than thirty (30) days following the Effective Date, Licensee shall pay ArQule a non-refundable and non-creditable upfront amount equal to three million Dollars ($3,000,000).

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5.2	Regulatory Milestones

As additional consideration for the rights granted to Licensee pursuant to Clause 2.1 (Grants to Licensee), Licensee will notify ArQule within *** days of the achievement of each of the following events (each, a Regulatory Milestone Event). ArQule shall promptly invoice Licensee for the corresponding amount below, and Licensee shall pay to ArQule the following one-time milestone payments within *** days of receipt of such invoice.

Regulatory Milestone Event	Milestone Payment
Submission of Clinical Trial Application (CTA) to CFDA for Licensed Product or ***, whichever is earlier.	$	***
Regulatory Approval of a Licensed Product in the first indication	$	***
Regulatory Approval of a Licensed Product in the second indication	$	***
Regulatory Approval of a Licensed Product in the third indication	$	***

In the event that, notwithstanding the fact that Licensee has not given such a notice, ArQule believes any such milestone event has occurred, it shall so notify Licensee in writing and shall provide to Licensee data, documentation or other information that supports its belief. Any dispute under this Clause 5.2 (Regulatory Milestone) that relates to whether or not a milestone event has occurred shall be referred to the JDC to be resolved in accordance with Clause 4 (DEVELOPMENT COMMITTEE) and shall be subject to resolution in accordance with Clause 11.5 (Governing Law and Dispute Resolution). Once Licensee has made any particular milestone payment under this Clause 5.2 (Regulatory Milestones), Licensee will not be obligated to make any payment with respect to the re-occurrence of the same milestone event. If any two of the milestone events above occur in the same Calendar Year, both applicable milestone payments will be due and payable to ArQule. The above milestone payments shall be non-creditable and non-refundable. If at the time any given milestone payment set forth in Clause 5.2 (Regulatory Milestones) is due and one (1) or more preceding milestone payments for antecedent milestone events have not been paid, then such unpaid antecedent milestone payments shall be paid at such time as well.

5.3	Commercial Milestones

As additional consideration for the rights granted to Licensee pursuant to Clause 2.1 (Grants to Licensee), Licensee will notify ArQule of the achievement of each of the following events (each, a Commercial Milestone Event) within *** days of the end of the Calendar Quarter in which such event occurs. ArQule shall promptly invoice Licensee for the corresponding amount below, and Licensee shall pay to ArQule the following one-time milestone payments within *** days of receipt of such invoice.

Commercial Milestone Event	Milestone Payment
First Calendar Year in which the aggregate annual Net Sales of all Licensed Products in the Territory exceed $***	$	***
First Calendar Year in which the aggregate annual Net Sales of all Licensed Products in the Territory exceed $***	$	***
First Calendar Year in which the aggregate annual Net Sales of all Licensed Products in the Territory exceed $***	$	***
First Calendar Year in which the aggregate annual Net Sales of all Licensed Products in the Territory exceed $***	$	***

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In the event that, notwithstanding the fact that Licensee has not given such a notice, ArQule believes any such milestone event has occurred, it shall so notify Licensee in writing and shall provide to Licensee data, documentation or other information that supports its belief. Any dispute under this Clause 5.3 (Commercial Milestones) that relates to whether or not a milestone event has occurred shall be referred to the JDC to be resolved in accordance with Clause 4 (DEVELOPMENT COMMITTEE) and shall be subject to resolution in accordance with Clause 11.5 (Governing Law and Dispute Resolution). Once Licensee has made any particular milestone payment under this Clause 5.3 (Commercial Milestones), Licensee will not be obligated to make any payment with respect to the re-occurrence of the same Milestone Event. If any two of the Milestone Events above occur in the same Calendar Year, both applicable milestone payments will be due and payable to ArQule. The above milestone payments shall be non-creditable and non-refundable. If at the time any given milestone payment set forth in Clause 5.3 (Commercial Milestones) is due and one (1) or more preceding milestone payments for antecedent milestone events have not been paid, then such unpaid antecedent milestone payments shall be paid at such time as well.

5.4	Royalties

(a)	Royalty Rate

As further consideration for the rights granted to Licensee hereunder, commencing upon the First Commercial Sale of a Licensed Product in the Territory and continuing for the remainder of the applicable Royalty Term, Licensee shall pay to ArQule a royalty on Net Sales of each Licensed Product in the Territory during each Calendar Year at a royalty rate of *** percent (***%).

(b)	Blended Royalty

Licensee acknowledges that (i) the ArQule Know-How and the Information included in the ArQule Regulatory Documentation licensed to Licensee are proprietary and valuable and that without the Licensee Know-How and such Information, Licensee would not be able to obtain and maintain Regulatory Approvals with respect to the Licensed Products, (ii) such Regulatory Approvals will allow Licensee to obtain and maintain regulatory exclusivity with respect to the Licensed Products in the Field in the Territory, (iii) access to the Licensee Know-How and the rights with respect to the ArQule Regulatory Documentation have provided Licensee with a competitive advantage in the marketplace beyond the exclusivity afforded by the ArQule Patents and the regulatory exclusivity and (iv) upfront payment and royalties set forth in Clauses 5.1 (Upfront Payment) and 5.3 (Commercial Milestones), respectively, are, in part, intended to compensate ArQule for such exclusivity and such competitive advantage. The Parties agree that the royalty rate set forth in Clause 5.4(a) (Royalty Rate) reflects an efficient and reasonable blended allocation of the value provided by ArQule to Licensee.

(c)	Royalty Term

Licensee shall have no obligation to pay any royalty with respect to Net Sales of any Licensed Product in any country after the Royalty Term for such Licensed Product in such country has expired. Upon the expiration of the Royalty Term with respect to a Licensed Product in any country, the license grants to Licensee in Clause 2.1 (Grants to Licensee), as applicable, with respect to such Licensed Product shall convert to non-exclusive and shall become fully paid-up with respect to such country.

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(d)	Reductions

In the event that in any country in the Territory during the Royalty Term for a Licensed Product, unit sales of all Generic Products in such country in a Calendar Quarter is:

(i)	equal to or greater than *** percent (***%) but less than *** percent (***%) of the sum of unit sales of such Licensed Product and all such Generic Products in such country, then, commencing upon that particular Calendar Quarter and for the remainder of the Royalty Term for such Licensed Product in such country thereafter, the royalty rate for such indication(s) set forth in Clause 5.4 (Royalties) with respect to such country, each shall be reduced by *** percent (***%); or

(ii)	equal to or greater than *** percent (***%) of the sum of unit sales of such Licensed Product and all such Generic Products in such country, then, commencing upon that particular Calendar Quarter and for the remainder of the Royalty Term for such Licensed Product in such country thereafter, the royalty rate for such indication(s) set forth in Clause 5.4(a) (Royalty Rate) with respect to such country, each shall be reduced by *** percent (***%).

Unit sales shall be measured by IMS Health Data (or, in the absence of such data, an appropriate end user-level database). Notwithstanding the foregoing, Licensee’s obligation to pay royalties at the full royalty rates shall be reinstated on the first day of the Calendar Quarter immediately following the Calendar Quarter in which sales of such Generic Products account for *** percent (***%) or less of the aggregate unit sales of Licensed Products and Generic Products in such country.

If Licensee or its Affiliates are required, or determines in good faith that it is reasonably necessary, to obtain a license to any Patents of such Third Parties to Manufacture or Commercialize the Licensed Compound portion of any Licensed Product and makes any royalty payments to such third parties under any such in-license agreement, Licensee may deduct *** percent (***%) of such royalty payments from royalties thereafter payable to ArQule.

Notwithstanding anything to the contrary in this Section 5.4, if any Licensed Product is sold by Licensee or any of its Affiliates or Sublicensees in a country and is not covered by a Valid Claim of the ArQule Patents in such country, the royalty rate in such country shall be reduced by *** percent (***%) of the rate set forth in Clause 5.4(a) (Royalty Rate), continuing until the last day of the applicable Royalty Term with respect to such Licensed Product.

Notwithstanding anything to the contrary in this Clause 5.4 (Royalties), in no event shall any royalty payment payable to ArQule for any Licensed Product in a given calendar quarter be reduced as a result of the payment reductions set forth in this Clause 5.4 (Royalties) to less than *** percent (***%) of the amount otherwise payable to ArQule.

5.5	Royalty Payments and Reports

Licensee shall calculate all amounts payable to ArQule pursuant to Clause 5.4 (Royalties) at the end of each Calendar Quarter, which amounts shall be converted to Dollars, in accordance with Clause 5.6 (Mode of Payment; Offsets). Licensee shall pay to ArQule the royalty amounts due with respect to a given Calendar Quarter within *** days after the end of such Calendar Quarter. Each payment of royalties due to ArQule shall be accompanied by a statement specifying, on a Licensed Product-by-Licensed Product basis, the amount of Invoiced Sales, Net Sales and deductions taken to arrive at Net Sales attributable to each Licensed Product in the Territory during the applicable Calendar Quarter (including such amounts expressed in local currency and as converted to Dollars) and a calculation of the amount of royalty payment due on such Net Sales for such Calendar Quarter. Without limiting the generality of the foregoing, Licensee shall require its Affiliates and Sublicensees to account for their Net Sales and to provide such reports with respect thereto, as if such sales were made by Licensee.

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5.6	Mode of Payment; Offsets

All payments to ArQule under this Agreement shall be made by deposit of Dollars in the requisite amount to such bank account as ArQule may from time to time designate by notice to Licensee. For the purpose of calculating any sums due under, or otherwise reimbursable pursuant to, this Agreement (including the calculation of Net Sales expressed in currencies other than Dollars), Licensee shall convert any amount expressed in a foreign currency into Dollar equivalents using its, its Affiliate's or Sublicensee's, as applicable, standard conversion methodology consistent with GAAP and reasonably acceptable to ArQule. Licensee shall have no right to offset, set off or deduct any amounts from or against the amounts due to ArQule hereunder.

ArQule may direct that all or any portion of any payments be paid to any ArQule Affiliate, so long as such instruction does not result in adverse tax consequences to Licensee.

5.7	Taxes

(a)	General

The milestones and royalties payable by Licensee to ArQule pursuant to this Agreement (each, a Payment) shall be paid free and clear of any and all taxes (which, for clarity, shall be the responsibility of Licensee), except for any withholding taxes required by Applicable Law. ArQule shall be solely responsible for paying any and all taxes (other than withholding taxes required by Applicable Law to be deducted from Payments and remitted by Licensee) levied on account of, or measured in whole or in part by reference to, any Payments it receives. Licensee shall deduct or withhold from the Payments any taxes that it is required by Applicable Law to deduct or withhold. Notwithstanding the foregoing, if ArQule is entitled under any applicable tax treaty to a reduction of rate of, or the elimination of, applicable withholding tax, it may deliver to Licensee or the appropriate governmental authority (with the reasonable assistance of Licensee to the extent that this is reasonably required and is requested in writing) the prescribed certification, identification or other reporting requirements necessary to reduce the applicable rate of withholding or to relieve Licensee of its obligation to withhold such tax and Licensee shall apply the reduced rate of withholding or dispense with withholding, as the case may be; provided that Licensee has received evidence of ArQule's delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) at least fifteen (15) days prior to the time that the Payments are due. If, in accordance with the foregoing, Licensee withholds any amount, it shall pay to ArQule the balance of the applicable Payment when due, make timely payment to the proper taxing authority of the withheld amount and send to ArQule proof of such payment within ten (10) days following such payment. To the extent that amounts are so withheld and paid by Licensee to the proper taxing authority, such amounts shall be treated for all purposes of this Agreement as having been paid to ArQule.

(b)	Value Added Tax

Notwithstanding anything contained in Clause 5.7(a) (General), this Clause 5.7(b) (Value Added Tax) shall apply with respect to value added tax (VAT). All Payments are exclusive of VAT. If any VAT is chargeable in respect of any Payments, Licensee shall pay VAT at the applicable rate in respect of any such Payments following the receipt of a VAT invoice in the appropriate form issued by ArQule in respect of those Payments, such VAT to be payable on the later of the due date of the payment of the Payments to which such VAT relates and thirty (30) days after the receipt by Licensee of the applicable invoice relating to that VAT payment. The Parties shall reasonably cooperate in accordance with Applicable Law to minimize indirect Taxes (such as VAT, sales tax, consumption tax and other similar Taxes) in connection with this Agreement.

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5.8	Interest on Late Payments

If any payment due to either Party under this Agreement is not paid when due, then, in addition to any other rights and remedies available to the other Party under this Agreement, such paying Party shall pay interest thereon (before and after any judgment) at an annual rate (but with interest accruing on a daily basis) of *** basis points above the then-current prime rate quoted by Citibank in New York City, such interest to run from the date on which payment of such sum became due until payment thereof in full together with such interest.

5.9	Financial Records

Licensee shall, and shall cause its Affiliates and its and their Sublicensees to, keep complete and accurate financial books and records pertaining to the Commercialization of Licensed Products hereunder, including books and records of Invoiced Sales and Net Sales of Licensed Products, in sufficient detail to calculate and verify all amounts payable hereunder. Licensee shall, and shall cause its Affiliates and its and their Sublicensees to, retain such books and records until the later of (a) *** years after the end of the period to which such books and records pertain, (b) the expiration of the applicable tax statute of limitations (or any extensions thereof) and (c) for such period as may be required by Applicable Law.

5.10	Audit

At the request of ArQule, Licensee shall and shall cause its Affiliates and its and their Sublicensees to, permit ArQule or an independent auditor designated by ArQule and reasonably acceptable to Licensee, at reasonable times and upon at least *** days written notice, no more than once in a Calendar Year during the Term and no more than twice in the *** Calendar Years following termination of this Agreement, to audit the books and records maintained pursuant to Clause 5.9 (Financial Records) to ensure the accuracy of Net Sales reported and payments made hereunder (Audit). No period shall be subject to more than one (1) Audit. The independent public accountant shall disclose to ArQule only (a) the accuracy of Net Sales reported and the basis for royalty and other payments made to ArQule under this Agreement and (b) the difference, if any, such reported and paid amounts vary from amounts determined as a result of the Audit. Except as provided below, the cost of this Audit shall be borne by ArQule, unless the Audit reveals, with respect to a period, a variance of more than *** percent (***%) from the reported amounts for such period, in which case Licensee shall bear the cost of the Audit. Unless disputed pursuant to Clause 5.11 below (Audit Dispute) below, if such Audit concludes that (i) additional amounts were owed by Licensee, Licensee shall pay the additional amounts, with interest from the date originally due as provided in Clause 5.8 (Interest on Late Payments) or (ii) excess payments were made by Licensee, ArQule shall reimburse such excess payments, in either case ((i) or (ii)), within *** days after the date on which such Audit is completed by ArQule.

5.11	Audit Dispute

In the event of a dispute with respect to any Audit under Clause 5.10 (Audit), ArQule and Licensee shall work in good faith to resolve the disagreement. If the Parties are unable to reach a mutually acceptable resolution of any such dispute within *** days, the dispute shall be submitted for resolution to a certified public accounting firm jointly selected by each Party's certified public accountants or to such other Person as the Parties shall mutually agree (the Auditor). The decision of the Auditor shall be final and the costs of such arbitration as well as the initial Audit shall be borne between the Parties in such manner as the Auditor shall determine. Not later than *** days after such decision and in accordance with such decision, Licensee shall pay the additional amounts, with interest from the date originally due as provided in Clause 5.8 (Interest on Late Payments) or ArQule shall reimburse the excess payments, as applicable.

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***Triple asterisks denote omissions.

6.	Intellectual Property

6.1	Ownership of Intellectual Property

(a)	Ownership of Technology

As between the Parties:

(i)	ArQule shall solely own on a worldwide basis all right, title and interest in and to any and all ArQule Know-How, ArQule Inventions and Compound-Specific Inventions, whether or not patented or patentable, and any and all ArQule Patents, ArQule Invention Patents and Compound-Specific Invention Patents, and any other intellectual property rights with respect thereto;

(ii)	Licensee shall solely own on a worldwide basis all right, title and interest in and to any and all Licensee Know-How and Licensee Inventions, whether or not patented or patentable, and any and all Licensee Patents and Licensee Invention Patents, and any other intellectual property rights with respect thereto; and

(iii)	each Party shall own on a worldwide basis and retain all right, title and interest in and to any and all Information, inventions, Patents and other intellectual property rights that are owned or otherwise Controlled (other than pursuant to the license grants set forth in Clauses 2.1 (Grants to Licensee) and 2.2 (Grants to ArQule)) by such Party or its Affiliates or its or their (sub)licensees (or Sublicensees) (as applicable) outside of this Agreement.

(b)	Ownership of Joint Patents and Joint Inventions

As between the Parties, each of ArQule and Licensee shall own an equal, undivided interest in any and all:

(i)	Inventions (other than Compound-Specific Inventions) that are conceived, discovered, developed or otherwise made jointly by or on behalf of ArQule or its Affiliates or its or their (sub)licensees, on the one hand, and Licensee or its Affiliates or its or their Sublicensees, on the other hand, whether or not patented or patentable (the Joint Inventions); and

(ii)	Patents that are derived from or filed based on Joint Inventions, referred to herein as the Joint Patents and, together with the Joint Inventions, the Joint Intellectual Property Rights. Each Party shall promptly disclose to the other Party in writing and shall cause its Affiliates and its and their (sub)licensees (or Sublicensees) to so disclose, the development, making, conception or reduction to practice of any Joint Inventions. Subject to the licenses granted under Clauses 2.1 (Grants to Licensee) and 2.2 (Grants to ArQule), each Party shall have the right to Exploit the Joint Intellectual Property Rights without a duty of seeking consent or accounting to the other Party.

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Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
***Triple asterisks denote omissions.

(c)	United States Law

The determination of whether Information and other Inventions are conceived, discovered, Developed or otherwise made by a Party for the purpose of allocating proprietary rights (including Patent, copyright or other intellectual property rights) therein, shall, for purposes of this Agreement, be made in accordance with Applicable Law in the United States as such law exists as of the Effective Date irrespective of where or when such conception, discovery, Development or making occurs. Each Party shall, and does hereby, assign, and shall cause its Affiliates and its and their (sub)licensees (or Sublicensees) to so assign, to the other Party, without additional compensation, such right, title and interest in and to any Information, and other Inventions as well as any intellectual property rights with respect thereto, as is necessary to fully effect, as applicable, (i) the sole ownership provided for in Clause 6.1(a) (Ownership of Intellectual Property) and (ii) the joint ownership provided for in Clause 6.1(b) (Maintenance and Prosecution Patents).

(d)	Assignment Obligation

Each Party shall cause all Persons who perform Development activities, Manufacturing activities or regulatory activities for such Party under this Agreement or who conceive, discover, Develop or otherwise make any Information or other inventions by or on behalf of either Party or its Affiliates or its or their (sub)licensees (or Sublicensees) under or in connection with this Agreement to be under an obligation to assign their rights in any Information, and inventions resulting therefrom to such Party, except where Applicable Law requires otherwise and except in the case of governmental, not-for-profit and public institutions that have standard policies against such an assignment (in which case, a suitable license or right to obtain such a license, shall be obtained).

(e)	Ownership of Product Trademarks

Licensee shall have the right to market the Licensed Products in the Field in the Territory under the Trademarks of its choice; provided, that Licensee may not include in any such Trademarks any Corporate Names or any reference to any products of ArQule or any of its Affiliates or licensees without the prior written consent of ArQule (any such Trademarks, the “Product Trademarks”), and all goodwill associated therewith will inure to the benefit of Licensee. Upon termination of this Agreement, upon the request of ArQule, Licensee shall assign, transfer and convey all of its rights in the Product Trademarks and domain names containing such Product Trademarks, to ArQule or its designated assignee; provided, however, that this provision shall not apply to any trademarks or domain names including the name of Licensee or any of its Affiliates. Subject to the foregoing, as between the Parties, Licensee shall own all right, title and interest to the Product Trademarks in the Territory.

(f)	Ownership of Corporate Names

As between the Parties, ArQule shall retain all right, title and interest in and to its Corporate Names.

(g)       Ownership of Development Data

Subject to Clause 2 (GRANT OF RIGHTS), Licensee shall own Licensee Development Data and ArQule shall own ArQule Development Data.

6.2	Maintenance and Prosecution of Patents

(a)	In General

As between the Parties,

(i)	ArQule shall have the sole right, but not the obligation, through counsel of its choice at its discretion and sole cost, to prepare, file, prosecute and maintain the Compound-Specific Invention Patents, ArQule Patents and ArQule Invention Patents globally, and Joint Patents outside the Territory, including any related invalidation, appeals of invalidation, interference, re-issuance, re-examination, patent term extension and opposition proceedings with respect thereto; and

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***Triple asterisks denote omissions.

(ii)	Licensee shall have the sole right, but not the obligation, to prepare, file, prosecute and maintain the Licensee Patents and Licensee Invention Patents globally, and Joint Patents in the Territory, including any related invalidation, interference, re-issuance, re-examination, patent term extension and opposition proceedings with respect thereto, worldwide, in each case, at its sole cost and expense and through counsel of its choice.

(iii)	For purposes of this Clause 6.2 (Maintenance and Prosecution of Patents), the Party prosecuting, maintaining or undertaking other related activities pursuant to the foregoing sentence with respect to a Patent shall be the Prosecuting Party. The Prosecuting Party shall periodically inform the other Party of all material steps with regard to the preparation, filing, prosecution and maintenance of the Compound-Specific Invention Patents, ArQule Patents, Licensee Patents and Joint Patents, as applicable, in the Territory, including by providing the non-Prosecuting Party with a copy of material communications to and from any patent authority in the Territory regarding such Patents and by providing the non-Prosecuting Party drafts of any material filings or responses to be made to such patent authorities in the Territory sufficiently in advance of submitting such filings or responses so as to allow for a reasonable opportunity for the non-Prosecuting Party to review and comment thereon. The Prosecuting Party shall consider in good faith the requests and suggestions of the non-Prosecuting Party with respect to such drafts and with respect to strategies for filing and prosecuting such Patents in the Territory, including, but not limited to, by taking into consideration the commercial strategy of Licensee in the Licensed Territory. If the Prosecuting Party decides not to prepare, file, prosecute or maintain an Compound-Specific Invention Patent, or ArQule Patent in the Territory, or a Licensee Patent or a Joint Patent in the Territory or in any country outside the Territory, the Prosecuting Party shall provide reasonable prior written notice to the non-Prosecuting Party of such intention and the non-Prosecuting Party shall thereupon have the right, in its sole discretion, to assume the Control and direction of the preparation, filing, prosecution and maintenance of such Compound-Specific Invention Patent, Licensee Patent, ArQule Patent or Joint Patent at its sole cost and expense, whereupon the non-Prosecuting Party shall be deemed the Prosecuting Party with respect to such Patent.

(b)	Co-operation

The non-Prosecuting Party shall, and shall cause its Affiliates to, Assist and co-operate with the Prosecuting Party, as the Prosecuting Party may reasonably request from time to time, in the preparation, filing, prosecution and maintenance of the Compound-Specific Invention Patents, ArQule Patents, Joint Patents and the Licensee Patents under this Agreement, including that the non-Prosecuting Party shall, and shall ensure that its Affiliates, (i) offer its comments, if any, promptly, (ii) provide access to relevant documents and other evidence and make its employees available at reasonable business hours and (iii) provide the Prosecuting Party, upon its request, with copies of any patentability search reports generated by its patent counsel with respect to the Compound-Specific Invention Patents, ArQule Patents, Joint Patents or the Licensee Patents, including relevant Third Party patents and patent applications located; provided, however, that neither Party shall be required to provide legally privileged information with respect to such intellectual property unless and until procedures reasonably acceptable to such Party are in place to protect such privilege); and provided, further, that the Prosecuting Party shall reimburse the non-Prosecuting Party for its reasonable and verifiable out-of-pocket costs and expenses incurred in connection therewith. Each Party will use reasonable efforts to make available to the other its authorized attorneys, agents or representatives, or such of its employees as are reasonably necessary to Assist the other Party in exercising its rights described under this Clause 6.2 (Maintenance and Prosecution of Patents). Each Party will sign, or will use reasonable efforts to have signed, all legal documents as are reasonably necessary to prosecute and maintain Patents in accordance with this Clause 6.2 (Maintenance and Prosecution of Patents). Each Party shall provide the other Party all reasonable assistance and cooperation in the Patent prosecution efforts described above in this Clause 6.2 (Maintenance and Prosecution of Patents), including by providing any necessary powers of attorney, oaths, declarations, or assignments, and executing any other required documents or instruments for such Patent prosecution efforts.

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***Triple asterisks denote omissions.

(c)	Patent Term Extension and Supplementary Protection Certificate

The Parties, through their representatives on the JDC, shall discuss any decisions regarding whether to apply for patent term extensions in the Territory or any other extensions that are now or become available in the future, wherever applicable, for the Compound-Specific Invention Patents, ArQule Patents, Joint Patents and any Licensee Patents, and with respect to the Licensed Compound and the Licensed Products in the Territory, in each case including whether or not to do so; provided that (i) ArQule shall consult with Licensee to determine the course of action with respect to such filings, and (ii) Licensee shall provide prompt and reasonable assistance, as requested by ArQule, including by taking such action as patent holder as is required under any Applicable Law to obtain such extension or supplementary protection certificate and (iii) subject to the foregoing, ArQule shall have the right to make the final decision with respect to any matters covered by this Clause 6.2(c) (Patent Term Extension and Supplementary Protection Certificate) outside the Territory, and the Parties will mutually agree upon the final decision with respect to any matters covered by this Clause 6.2(c) (Patent Term Extension and Supplementary Protection Certificate) in the Territory. If under Applicable Law, Licensee is required to file such a patent term extension of supplementary protection certificate or equivalence thereof under its own name, then ArQule shall promptly provide assistance to Licensee to enable such filing.

(d)	Common Ownership Under Joint Research Agreements

Notwithstanding anything to the contrary in this Clause 6 (INTELLECTUAL PROPERTY), neither Party shall have the right to make an election under 35 U.S.C. 102(c) when exercising its rights under this Clause 6 (INTELLECTUAL PROPERTY) without the prior written consent of the other Party. With respect to any such permitted election, the Parties shall co-ordinate their activities with respect to any submissions, filings or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a "joint research agreement" as defined in 35 U.S.C. 100(h).

(e)	Patent Listings

As between the Parties, Licensee shall have the sole right to make decisions regarding patent listing or equivalents thereof and Licensee shall have the right to make all filings with Regulatory Authorities in the Territory with respect to the ArQule Patents and Joint Patents or other international equivalents; provided that Licensee shall consult with ArQule to determine the course of action with respect to such filings.

6.3	Enforcement of Patents

(a)	Notice

Each Party shall promptly notify the other Party in writing of (i) any alleged or threatened infringement of the ArQule Patents, ArQule Invention Patents, Compound-Specific Invention Patents, Joint Patents or Licensee Patents in any jurisdiction in the Territory or (ii) any certification in the Territory that is similar to a Hatch-Waxman certification or notice in the US, in each case ((i) and (ii)) of which such Party becomes aware (an Infringement).

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***Triple asterisks denote omissions.

(b)	Enforcement of Patents

As between the Parties, (i) ArQule shall have the first right, but not the obligation, to prosecute any Infringement with respect to the ArQule Patents, ArQule Invention Patents, and Compound-Specific Invention Patents globally, and Joint Patents outside the Territory, including as a defense or counterclaim in connection with any Third Party Infringement Claim, at ArQule's sole cost and expense, using counsel of ArQule's choice and (ii) Licensee shall have the sole right, but not the obligation, to prosecute Infringement with respect to the Licensee Patents and Licensee Invention Patents globally, and Joint Patents in the Territory, including as a defense or counterclaim in connection with any Third Party Infringement Claim, at Licensee's sole cost and expense, using counsel of its choice. For purposes of this Clause 6.3 (Enforcement of Patents), the Party prosecuting any Infringement pursuant to the foregoing sentence with respect to a Patent shall be the Enforcing Party. In the event ArQule prosecutes any such Infringement in the Field in the Territory, Licensee shall have the right to join as a party to such claim, suit or proceeding and participate with its own counsel at its sole cost and expense; provided that ArQule shall retain Control of the prosecution of such claim, suit or proceeding, including the response to any defense or defense of any counterclaim raised in connection therewith. In the event Licensee prosecutes any such Infringement in the Field in the Territory, ArQule shall have the right to join as a party to such claim, suit or proceeding and participate with its own counsel at its sole cost and expense; provided that Licensee shall retain Control of the prosecution of such claim, suit or proceeding, including the response to any defense or defense of any counterclaim raised in connection therewith. If the Enforcing Party or its designee does not take commercially reasonable steps to prosecute an Infringement (A) within *** days following the first notice provided above with respect to such Infringement or (B) provided such date occurs after the first such notice of such Infringement is provided, *** Business Days before the time limit, if any, set forth in appropriate laws and regulations for filing of such actions, whichever comes first, then (I) the Enforcing Party shall so notify the non-Enforcing Party and (II) the non-Enforcing Party may prosecute such alleged or threatened infringement at its sole cost and expense, whereupon the non-Enforcing Party shall be deemed the Enforcing Party with respect to such Infringement.

(c)	Co-operation

The Parties agree to co-operate fully in any Infringement action pursuant to this Clause 6.3 (Enforcement of Patents), including by making the inventors, applicable records and documents (including laboratory notebooks) with respect to the relevant Patents available to the Enforcing Party upon the Enforcing Party's request. With respect to an action Controlled by the applicable Enforcing Party, the other Party shall, and shall cause its Affiliates to, Assist and co-operate with the Enforcing Party, as the Enforcing Party may reasonably request from time to time, in connection with its activities set forth in this Clause 6.3 (Enforcement of Patents), including where necessary, furnishing a power of attorney solely for such purpose or joining in, or being named as a necessary party to, such action, providing access to relevant documents and other evidence and making its employees available at reasonable business hours; provided that the Enforcing Party shall reimburse such other Party for its reasonable and verifiable out-of-pocket costs and expenses incurred in connection therewith. Unless otherwise set forth herein, the Enforcing Party shall have the right to settle such claim; provided that neither Party shall have the right to settle any Infringement litigation under this Clause 6.3 (Enforcement of Patents) in a manner that has a material adverse effect on the rights or interest of the other Party or in a manner that imposes any costs or liability on or involves any admission of wrongdoing by, the other Party, without the express written consent of such other Party (which consent shall not be unreasonably withheld, conditioned or delayed). In connection with any activities with respect to an Infringement action prosecuted by the applicable Enforcing Party pursuant to this Clause 6.3 (Enforcement of Patents) involving Patents Controlled by or licensed under Clause 2 (GRANTS OF RIGHTS) to the other Party, the Enforcing Party shall (i) consult with the other Party as to the strategy for the prosecution of such claim, suit or proceeding, (ii) consider in good faith any comments from the other Party with respect thereto and (iii) keep the other Party reasonably informed of any material steps taken and provide copies of all material documents filed, in connection with such action.

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Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
***Triple asterisks denote omissions.

(d)	Recovery

Except as otherwise agreed by the Parties in connection with a cost-sharing arrangement, any recovery realized as a result of such litigation described above in this Clause 6.3 (Enforcement of Patents) (whether by way of settlement or otherwise) shall be first allocated to reimburse the Parties for their costs and expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses). Any remainder after such reimbursement is made shall be retained by the Enforcing Party; provided, however, that to the extent that any award or settlement (whether by judgment or otherwise) with respect to an ArQule Patent, Compound-Specific Invention Patent, Licensee Patent or Joint Patent is attributable to loss of sales or profits with respect to a Licensed Product, such award shall be deemed Net Sales in the Calendar Quarter in which payment is actually received by Licensee.

6.4	Infringement Claims by Third Parties

If the Exploitation of a Licensed Product in the Territory pursuant to this Agreement results in, or is reasonably expected to result in, any claim, suit or proceeding by a Third Party alleging Infringement by Licensee or any of its Affiliates or its or their Sublicensees, distributors or customers (a Third Party Infringement Claim), including any defense or counterclaim in connection with an Infringement action initiated pursuant to this Clause 6.4 (Infringement Claims by Third Parties), the Party first becoming aware of such alleged Infringement shall promptly notify the other Party thereof in writing. As between the Parties, Licensee shall be responsible for defending any such claim, suit or proceeding at its sole cost and expense, using counsel of Licensee's choice. ArQule may participate in any such claim, suit or proceeding with counsel of its choice at its sole cost and expense; provided that Licensee shall retain the right to Control such claim, suit or proceeding. ArQule shall, and shall cause its Affiliates to, Assist and co-operate with Licensee, as Licensee may reasonably request from time to time, in connection with its activities set forth in this Clause 6.4 (Infringement Claims by Third Parties), including where necessary, furnishing a power of attorney solely for such purpose or joining in, or being named as a necessary party to, such action, providing access to relevant documents and other evidence and making its employees available at reasonable business hours; provided, further, that Licensee shall reimburse ArQule for its reasonable and verifiable out-of-pocket costs and expenses incurred in connection therewith. Licensee shall keep ArQule reasonably informed of all material Developments in connection with any such claim, suit or proceeding. Licensee agrees to provide ArQule with copies of all material pleadings filed in such action and to allow ArQule reasonable opportunity to participate in the defense of the claims. Any damages, or awards, including royalties incurred or awarded in connection with any Third Party Infringement Claim defended under this Clause 6.4 (Infringement Claims by Third Parties) shall be borne by Licensee, subject to Clause 5.4(d) (Reductions) in the case of royalties. Notwithstanding the above, Licensee shall not enter into any settlement of any such claim without the prior written consent of ArQule if such settlement would require ArQule to be subject to an injunction or to make any monetary payment to Licensee or any Third Party, or admit any wrongful conduct by ArQule or its Affiliates, or would limit or restrict the claims of or admit any invalidity and/or unenforceability of any of the Patents Controlled by ArQule.

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Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
***Triple asterisks denote omissions.

6.5	Invalidity or Unenforceability Defenses or Actions

Each Party shall promptly notify the other Party in writing of any alleged or threatened assertion of invalidity or unenforceability of any of the ArQule Patents, Compound-Specific Invention Patents, Joint Patents or Licensee Patents by a Third Party and of which such Party becomes aware. As between the Parties, (a) ArQule shall have the first right, but not the obligation, to defend and Control the defense of the validity and enforceability of the ArQule Patents and Compound-Specific Invention Patents globally, and the Joint Patents outside the Territory, at its sole cost and expense, using counsel of ArQule' s choice and (b) Licensee shall have the first right, but not the obligation, to defend and Control the defense of the validity and enforceability of the Licensee Patents globally and the Joint Patents in the Territory, at its sole cost and expense, using counsel of Licensee's choice, including, in each case ((a) and (b)), when such invalidity or unenforceability is raised as a defense or counterclaim in connection with an Infringement action initiated pursuant to Clause 6.3 (Enforcement of Patents). For purposes of this Clause 6.5 (Invalidity or Unenforceability Defenses or Actions), the Party defending and controlling the defense of the validity and enforceability pursuant to the foregoing sentence with respect to a Patent shall be the Controlling Party. With respect to any such claim, suit or proceeding in the Territory, the non-Controlling Party may participate in such claim, suit or proceeding with counsel of its choice at its sole cost and expense; provided that the Controlling Party shall retain Control of the defense in such claim, suit or proceeding. If the Controlling Party or its designee elects not to defend or Control the defense of the applicable Patents in a suit brought in the Territory, or a suit involving the Joint Patents outside the Territory, or otherwise fails to initiate and maintain the defense of any such claim, suit or proceeding, then the Controlling Party shall notify the non-Controlling Party at least *** Business Days before the time limit, if any, set forth in appropriate laws and regulations for defending such actions, and the non-Controlling Party may conduct and Control the defense of any such claim, suit or proceeding at its sole cost and expense. The non-Controlling Party in such an action shall, and shall cause its Affiliates to, Assist and co-operate with the Controlling Party, as such Controlling Party may reasonably request from time to time in connection with its activities set forth in this Clause 6.5 (Invalidity or Unenforceability Defenses or Actions), including where necessary, furnishing a power of attorney solely for such purpose or joining in, or being named as a necessary party to, such action, providing access to relevant documents and other evidence and making its employees available at reasonable business hours; provided that the Controlling Party shall reimburse the non-Controlling Party for its reasonable and verifiable out-of-pocket costs and expenses incurred in connection therewith. In connection with any activities with respect to a defense, claim or counterclaim relating to the ArQule Patents, Compound-Specific Invention Patents, Licensee Patents or Joint Patents pursuant to this Clause 6.5 (Invalidity or Unenforceability Defenses or Actions), the Controlling Party shall (i) consult with the non-Controlling Party as to the strategy for such activities, (ii) consider in good faith any comments from the non-Controlling Party and (iii) keep the non-Controlling Party reasonably informed of any material steps taken and provide copies of all material documents filed, in connection with such defense, claim or counterclaim.

6.6	Product Trademarks

(a)	Notice

Each Party shall provide to the other Party prompt written notice of any actual or threatened Infringement of the Product Trademarks in the Territory and of any actual or threatened claim that the use of the Product Trademarks in the Territory violates the rights of any Third Party, in each case, of which such Party becomes aware.

(b)	Prosecution of Product Trademarks

Licensee shall be responsible for the registration, prosecution and maintenance of the Product Trademarks using counsel of its own choice. All costs and expenses of registering, prosecuting and maintaining the Product Trademarks shall be borne solely by Licensee.

(c)	Enforcement of Product Trademarks

Licensee shall have the sole right to take such action as Licensee deems necessary against a Third Party based on any alleged, threatened or actual Infringement, dilution, misappropriation or other violation of or unfair trade practices or any other like offense relating to, the Product Trademarks by a Third Party in the Territory at its sole cost and expense and using counsel of its own choice. Licensee shall retain any damages or other amounts collected in connection therewith.

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Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
***Triple asterisks denote omissions.

(d)	Third Party Claims

Licensee shall have the sole right to defend against and settle any alleged, threatened or actual claim by a Third Party that the use or registration of the Product Trademarks in the Territory infringes, dilutes, misappropriates or otherwise violates any Trademark or other right of that Third Party or constitutes unfair trade practices or any other like offense or any other claims as may be brought by a Third Party against a Party in connection with the use of the Product Trademarks with respect to a Licensed Product in the Territory at its sole cost and expense and using counsel of its own. Any damages, or awards, including royalties incurred or awarded in connection with any such claim defended under this Clause 6.6(d) (Third Party Claims) shall be borne by Licensee.

(e)	Co-operation

ArQule shall, and shall cause its Affiliates to, reasonably Assist and co-operate with Licensee, as Licensee may reasonably request from time to time, in connection with its activities set forth in this Clause 6.6(e) (Co-operation), including where necessary, furnishing a power of attorney solely for such purpose or joining in, or being named as a necessary party to, such action, providing access to relevant documents and other evidence and making its employees available at reasonable business hours; provided that Licensee shall reimburse ArQule for its and its Affiliates' reasonable and verifiable costs and expenses incurred in connection therewith.

7.	Confidentiality and Non-Disclosure

7.1	Confidentiality Obligations

At all times during the Term and for a period of ten (10) years following termination or expiration hereof in its entirety, each Party shall and shall cause its officers, directors, employees and agents to, keep confidential and not publish or otherwise disclose to a Third Party and not use, directly or indirectly, for any purpose, any Confidential Information furnished or otherwise made known to it, directly or indirectly, by the other Party, except to the extent such disclosure or use is expressly permitted by the terms of this Agreement. Confidential Information means any technical, business or other Information provided by or on behalf of one Party to the other Party in connection with this Agreement, whether prior to, on or after the Effective Date, including Information relating to the terms of this Agreement (subject to Clause 7.2 (Permitted Disclosure), Clause 7.4 (Public Announcements) and Clause 7.5 (Publications)), Information relating to the Licensed Compound or any Licensed Product (including any clinical data and Regulatory Documentation), any Development or Commercialization of the Licensed Compound or any Licensed Product, any know-how with respect thereto Developed by or on behalf of the disclosing Party or its Affiliates (including Licensee Know-How and ArQule Know-How, as applicable) or the scientific, regulatory or business affairs or other activities of either Party. Notwithstanding the foregoing, Joint Inventions and the terms of this Agreement shall be deemed to be the Confidential Information of both Parties and both Parties shall be deemed to be the receiving Party and the disclosing Party with respect thereto. In addition, notwithstanding the foregoing, the confidentiality and non-use obligations under this Clause 7.1 (Confidentiality Obligations) with respect to any Confidential Information shall not include any Information that:

(a)	is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no breach of this Agreement by the receiving Party;

(b)	can be demonstrated by documentation or other competent proof to have been in the receiving Party's possession prior to disclosure by the disclosing Party without any obligation of confidentiality with respect to such Information; provided that the foregoing exception shall not apply with respect to Joint Inventions;

(c)	is subsequently received by the receiving Party from a Third Party who is not bound by any obligation of confidentiality with respect to such Information;

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Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
***Triple asterisks denote omissions.

(d)	has been published by a Third Party or otherwise enters the public domain through no fault of the receiving Party in breach of this Agreement; or

(e)	can be demonstrated by documentation or other competent evidence to have been independently developed by or for the receiving Party without reference to the disclosing Party's Confidential Information; provided that the foregoing exception shall not apply with respect to Joint Inventions.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the receiving Party merely because the Confidential Information is embraced by more general Information in the public domain or in the possession of the receiving Party.

7.2	Permitted Disclosures

Each Party may disclose Confidential Information to the extent that such disclosure is:

(a)	made in response to a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial and local governmental or regulatory body of competent jurisdiction or, if in the reasonable opinion of the receiving Party's legal counsel, such disclosure is otherwise required by law, including by reason of filing with securities regulators; provided, however, that the receiving Party shall first have given notice to the disclosing Party and given the disclosing Party a reasonable opportunity to quash such order or to obtain a protective order or confidential treatment requiring that the Confidential Information and documents that are the subject of such order be held in confidence by such court or agency or, if disclosed, be used only for the purposes for which the order was issued; and provided, further, that the Confidential Information disclosed in response to such court or governmental order shall be limited to that information which is legally required to be disclosed in response to such court or governmental order, as advised by outside counsel;

(b)	made by or on behalf of the receiving Party to the Regulatory Authorities as required in connection with any filing, application or request for Regulatory Approval; provided, however, that reasonable measures shall be taken to assure confidential treatment of such Information to the extent practicable and consistent with Applicable Law;

(c)	made by or on behalf of the receiving Party to a patent authority as may be reasonably necessary or useful for purposes of obtaining or enforcing a Patent; provided, however, that reasonable measures shall be taken to assure confidential treatment of such Information, to the extent such protection is available; or

(d)	made by or on behalf of the receiving Party to (i) actual or potential investors, acquirers, licensees and other financial or commercial partners for the purpose of evaluating or carrying out an actual or potential investment, acquisition or collaboration, public offering, merger or acquisition of a Party or its Affiliates, or sale of all or substantially all of its business to which this Agreement relates, provided that any such Third Party agrees to be bound by confidentiality and non-use obligations that are no less stringent than those contained in this Clause 7 (CONFIDENTIALITY AND NON-DISCLOSURE) (except to the extent that a shorter confidentiality period is customary in the industry), or (ii) any Third Party that is or may be engaged by a Party to perform services as permitted under this Agreement as necessary to enable such Third Party to perform such services including a Party’s directors, independent contractors, consultants, attorneys, independent accountants and financial advisors, provided that such persons agrees to be bound by confidentiality and non-use obligations that are no less stringent than those contained in this Clause 7 (CONFIDENTIALITY AND NON-DISCLOSURE) (with a duration of confidentiality and non-use obligations as appropriate that is no less than *** years from the date of disclosure).

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7.3	Use of Name

Except as expressly provided herein, neither Party shall mention or otherwise use the name, logo or Trademark of the other Party or any of its Affiliates or any of its or their (sub)licensees (or Sublicensees) (or any abbreviation or adaptation thereof) in any publication, press release, marketing and promotional material or other form of publicity without the prior written approval of such other Party. The restrictions imposed by this Clause 7.3 (Use of Name) shall not prohibit (a) either Party from making any disclosure identifying the other Party to the extent required in connection with its exercise of its rights or obligations under this Agreement and (b) either Party from making any disclosure identifying the other Party that is required by Applicable Law or the rules of a stock exchange on which the securities of the disclosing Party are listed (or to which an application for listing has been submitted). Notwithstanding the above, each Party and its Affiliates may disclose on its website and in its promotional materials that the other Party is a development partner of such Party and may utilize the other Party’s name and logo in conjunction with such disclosure.

7.4	Public Announcements

(a)	The Parties will mutually agree on the content of a joint press release to announce the transaction contemplated by this Agreement, to be released at a mutually agreed time that is consistent with ArQule’s obligations to disclose material agreements under Form 8-K. Neither Party shall issue any other public announcement, press release or other public disclosure regarding this Agreement or its subject matter without the other Party's prior written consent, such consent not to be unreasonably withheld, delayed or conditioned, except for any such disclosure that is, in the opinion of the disclosing Party's counsel, required by Applicable Law or the rules of a stock exchange on which the securities of the disclosing Party are listed (or to which an application for listing has been submitted).

(b)	In the event a Party is, in the opinion of its counsel, required by Applicable Law or the rules of a stock exchange on which its securities are listed (or to which an application for listing has been submitted) to make such a public disclosure, such Party shall (i) submit the proposed disclosure in writing to the other Party as far in advance as reasonably practicable (and in no event less than *** Business Days prior to the anticipated date of disclosure) so as to provide a reasonable opportunity to comment thereon, (ii) consult and coordinate with the other Party with respect to the preparation and submission of a confidential treatment request for this Agreement and (iii) in good faith consider incorporating such comments. Notwithstanding the foregoing, such Party will have the right to make such disclosure at the time and in the manner reasonably determined by its counsel to be required by Applicable Laws or such securities exchange.

(c)	Neither Party shall be required to seek the permission of the other Party to repeat any information regarding the terms of this Agreement or any amendment hereto that has already been publicly disclosed by such Party or by the other Party, in accordance with this Clause 7.4 (Public Announcements); provided that such Information remains accurate as of such time and provided the frequency and form of such disclosure are reasonable.

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7.5	Publications

The Parties shall discuss the publication strategy for the publication of scientific papers, abstracts, meeting presentations, publicly available clinical trial or regulatory data submissions to governments (and including websites similar to www.clinicaltrials.gov) and other disclosure of the results of the studies carried out under this Agreement, taking into consideration the Parties’ interest in publishing the results of the development activities to obtain recognition within the scientific community and to advance the state of scientific knowledge, and the need to protect Confidential Information, intellectual property rights and other business interests of the Parties. Each Party shall provide the other Party with the opportunity to review and comment on any proposed publication that pertains to the Licensed Compound or Licensed Products, and shall endeavour to provide such other Party at least thirty (30) days to review such proposed publication prior to its intended submission for publication. The Party seeking to publish shall consider in good faith the comments provided by the other Party and shall comply with such other Party’s request to: (a) remove any and all Confidential Information of such other Party from such proposed publication; and (b) delay the submission for a period up to *** days as may be reasonably necessary to seek patent protection for the information disclosed in the proposed publication.

7.6	Return of Confidential Information

Upon the effective date of the expiration or termination of this Agreement for any reason, either Party may request in writing, and the non-requesting Party shall, with respect to Confidential Information to which such non-requesting Party does not retain rights under the surviving provisions of this Agreement, at the requesting Party's election, (a) promptly destroy all copies of such Confidential Information in the possession or Control of the non-requesting Party and confirm such destruction in writing to the requesting Party or (b) promptly deliver to the requesting Party, at the non-requesting Party's sole cost and expense, all copies of such Confidential Information in the possession or Control of the non-requesting Party. Notwithstanding the foregoing, the non-requesting Party shall be permitted to retain such Confidential Information (i) to the extent necessary or useful for purposes of performing any continuing obligations or exercising any ongoing rights hereunder and, in any event, a single copy of such Confidential Information for archival purposes and (ii) any computer records or files containing such Confidential Information that have been created solely by such non-requesting Party's automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with such non-requesting Party's standard archiving and back-up procedures, but not for any other uses or purposes. All Confidential Information retained under this Clause 7.6 (Return of Confidential Information) shall continue to be subject to the terms of this Agreement for the period set forth in Clause 7.1 (Confidentiality Obligations).

7.7	Privileged Communications

In furtherance of this Agreement, it is expected that the Parties may, from time to time, disclose to one another privileged communications with counsel, including opinions, memoranda, letters and other written, electronic and verbal communications. Such disclosures are made with the understanding that they shall remain confidential in accordance with this Clause 7 (CONFIDENTIALITY AND NON-DISCLOSURE), that they will not be deemed to waive any applicable attorney-client or attorney work product or other privilege and that they are made in connection with the shared community of legal interests existing between ArQule and Licensee, including the community of legal interests in avoiding infringement of any valid, enforceable patents of Third Parties and maintaining the validity of the ArQule Patents, Licensee Patents and Joint Patents. In the event of any litigation (or potential litigation) with a Third Party related to this Agreement or the subject matter hereof, the Parties shall, upon either Party's request, enter into a reasonable and customary joint defense or common interest agreement. In any event, each Party shall consult in a timely manner with the other Party before engaging in any conduct (eg, producing Information or documents) in connection with litigation or other proceedings that could conceivably implicate privileges maintained by the other Party. Notwithstanding anything contained in this Clause 7.7 (Privileged Communications), nothing in this Agreement shall prejudice a Party's ability to take discovery of the other Party in disputes between them relating to the Agreement and no information otherwise admissible or discoverable by a Party shall become inadmissible or immune from discovery solely by this Clause 7.7 (Privileged Communications).

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***Triple asterisks denote omissions.

8.	Representations and Warranties

8.1	Mutual Representations and Warranties

ArQule and Licensee each represents and warrants to the other, as of the Effective Date, and covenants, that:

(a)	It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority, corporate or otherwise, to execute, deliver and perform under this Agreement;

(b)	The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and do not violate:

(i)	such Party's charter documents, bylaws or other organizational documents;

(ii)	in any material respect, any agreement, instrument or contractual obligation to which such Party is bound;

(iii)	any requirement of any Applicable Law; or

(iv)	any order, writ, judgment, injunction, decree, determination or award of any court or governmental agency presently in effect applicable to such Party;

(c)	This Agreement is a legal, valid and binding obligation of such Party enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance and general principles of equity (whether enforceability is considered a proceeding at law or equity);

(d)	It is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement or that would impede the diligent and complete fulfilment of its obligations hereunder; and

(e)	Neither it nor any of its Affiliates has been debarred or is subject to debarment and neither it nor any of its Affiliates will use in any capacity, in connection with the services to be performed under this Agreement, any Person who has been debarred pursuant to Section 306 of the FFDCA or who is the subject of a conviction described in such section. It will inform the other Party in writing promptly if it or any such Person who is performing services hereunder is debarred or is the subject of a conviction described in Section 306 or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to the best of its or its Affiliates' Knowledge, is threatened, relating to the debarment or conviction of it or any such Person performing services hereunder.

8.2	Additional Representations and Warranties of ArQule

ArQule further represents and warrants to Licensee, as of the Effective Date, that:

(a)	ArQule Controls the Existing Patents and has the right to grant the licenses and sublicenses specified herein;

(b)	ArQule has not received any written claim or demand alleging that (i) the Existing Patents or the ArQule Know-How are invalid or unenforceable or (ii) the Development or Commercialization of the Licensed Compound as contemplated herein infringes any Patent owned by any Third Party and to ArQule’s Knowledge, there is no reasonable basis for any such claim or demand by any Third Party;

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(c)	to ArQule's Knowledge, no Person is infringing or threatening to infringe the Existing Patents;

(d)	ArQule is not subject to any agreement with a Third Party that includes a royalty or similar payment obligation to, or other restriction or limitation in favor of, such Third Party (including, for this purpose, to current or former officers, directors, employees, consultants or personnel of ArQule or any predecessor) with respect to (i) its rights to practice the ArQule Technology in the Territory or (ii) the Development or Commercialization of the Licensed Compound or any Licensed Product in the Territory;

(e)	to ArQule's Knowledge, the conception, development, and reduction to practice of the ArQule Patents and ArQule Know-How existing as of the Effective Date have not constituted or involved the misappropriation of trade secrets or other rights or property of any Person;

(f)	no ArQule Patents are subject to, or were developed pursuant to, any funding agreement with any government or government agency;

(g)	ArQule is not in material breach of any provisions of any agreements with Third Parties relating to the ArQule Patents or ArQule Know-How, in each case, in a manner that is reasonably likely to affect the rights of the other Party hereunder or adversely affect the Development, Manufacturing, Regulatory Approval, or Commercialization of any Licensed Product hereunder;

(h)	ArQule has not received any written or oral claim of ownership, inventorship or patent Infringement from any Third Party (including by current or former officers, directors, employees, consultants, or personnel of ArQule or any predecessor) with respect to the ArQule Technology;

(i)	no claim or litigation has been brought or threatened by any Person alleging, and ArQule is not aware, that any of the ArQule Patents or the ArQule Know-How are invalid or unenforceable; and

(j)	to ArQule’s Knowledge, it and its Affiliates have not violated any material Anti-Corruption Laws with respect to the Territory.

8.3	DISCLAIMER OF WARRANTIES

EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

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***Triple asterisks denote omissions.

8.4	Anti-Bribery and Anti-Corruption Compliance

(a)	Each Party will conduct its business in accordance with Applicable Law. By signing this Agreement, each Party agrees to conduct its activities under this Agreement in a manner that is consistent with Applicable Law, including the U.S. Foreign Corrupt Practices Act, the UK Bribery Act 2010, and the relevant provisions of the People's Republic of China Criminal Law and People's Republic of China Anti-Unfair Competition Law, each as amended, and any other applicable anti-corruption laws and laws for the prevention of fraud, racketeering, or money laundering (collectively, Anti-Corruption Laws).

(b)	Each Party will not, directly or indirectly, pay, offer or promise to pay, or authorize the payment of any money, or give, offer or promise to give, or authorize the giving of anything of value (collectively, a Prohibited Payment) to any Government Official where such Prohibited Payment would constitute a violation of any Anti-Corruption Law. In addition, regardless of legality, each Party will make no Prohibited Payment, directly or indirectly, to any Government Official if such Prohibited Payment is for the purpose of influencing decisions or actions with respect to the subject matter of this Agreement or any other aspect of the other Party's business. Each Party acknowledges and agrees that none of it, or any of its Affiliates or its or their respective officers, directors, employees, agents and representatives (collectively, Authorized Representatives) is authorized to waive compliance with the provisions of this Clause 8.4 (Anti-Bribery and Anti-Corruption Compliance) and that each Party will be solely responsible for its compliance with the provisions of this Clause 8.4 (Anti-Bribery and Anti-Corruption Compliance) and the Anti-Corruption Laws irrespective of any act or omission of the other Party or any of its Affiliates, Sublicensees or its or their respective Authorized Representatives. Each Party's failure to abide by the provisions of this Clause 8.4 (Anti-Bribery and Anti-Corruption Compliance) shall be deemed a material breach of this Agreement.

9.	Indemnity; INSURANCE

9.1	Indemnification of ArQule

Licensee shall indemnify ArQule, its Affiliates, its or their (sub)licensees and its and their respective directors, officers, employees and agents and defend and save each of them harmless, from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) (collectively, Losses) in connection with any and all suits, investigations, claims or demands of Third Parties (collectively, Third Party Claims) arising from or occurring as a result of:

(a)	the material breach by Licensee of this Agreement;

(b)	the gross negligence or wilful misconduct on the part of Licensee or its Affiliates or its or their Sublicensees or its or their distributors or contractors or its or their respective directors, officers, employees or agents in performing its or their obligations under this Agreement; or

(c)	the Exploitation by Licensee or any of its Affiliates or its or their Sublicensees or its or their distributors or contractors of any Licensed Product or the Licensed Compound in the Territory, except, in each case ((a), (b) and (c)), for those Losses for which ArQule has an obligation to indemnify Licensee pursuant to Clause 9.2 (Indemnification of Licensee) hereof, as to which Losses each Party shall indemnify the other to the extent of their respective liability.

9.2	Indemnification of Licensee

ArQule shall indemnify Licensee, its Affiliates and their respective directors, officers, employees and agents and defend and save each of them harmless, from and against any and all Losses in connection with any and all Third Party Claims arising from or occurring as a result of:

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(a)	the material breach by ArQule of this Agreement;

(b)	the gross negligence or wilful misconduct on the part of ArQule or its Affiliates or its or their sublicensees or its or their distributors or contractors or its or their respective directors, officers, employees or agents in performing its or their obligations under this Agreement; or

(c)	the Exploitation by ArQule or any of its Affiliates or its or their sublicensees or its or their distributors or contractors of the Licensed Compound or Licensed Products outside the Territory, except, in each case ((a), (b) and (c)), for those Losses for which Licensee has an obligation to indemnify ArQule pursuant to Clause 9.1 (Indemnification of ArQule) hereof, as to which Losses each Party shall indemnify the other to the extent of their respective liability for the Losses.

9.3	Indemnification Procedures

(a)	Notice of Claim

All indemnification claims in respect of a Party, its Affiliates or its or their Sublicensees (or (sub)licensees) or their respective directors, officers, employees and agents shall be made solely by such Party to this Agreement (the Indemnified Party). The Indemnified Party shall give the indemnifying Party prompt written notice (an Indemnification Claim Notice) of any Losses or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under this Clause 9 (INDEMNITY; INSURANCE), but in no event shall the indemnifying Party be liable for any Losses that result from any delay in providing such notice unless the Indemnified Party demonstrates actual harm from such delay. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time). The Indemnified Party shall furnish promptly to the indemnifying Party copies of all papers and official documents received in respect of any Losses and Third Party Claims.

(b)	Control of Defense

The indemnifying Party shall have the right to assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within *** days after the indemnifying Party's receipt of an Indemnification Claim Notice; provided, that the indemnifying Party expressly agrees to indemnify the Indemnified Party with respect to such Third Party Claim. The assumption of the defense of a Third Party Claim by the indemnifying Party shall not be construed as an acknowledgment that the indemnifying Party is liable to indemnify the Indemnified Party in respect of the Third Party Claim, nor shall it constitute a waiver by the indemnifying Party of any defenses it may assert against the Indemnified Party's claim for indemnification. Upon assuming the defense of a Third Party Claim, the indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the indemnifying Party; provided, that it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed). In the event the indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall immediately deliver to the indemnifying Party all original notices and documents (including court papers) received by the Indemnified Party in connection with the Third Party Claim. Should the indemnifying Party assume the defense of a Third Party Claim, except as provided in Clause 9.3(c) (Right to Participate in Defense), the indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party in connection with the analysis, defense or settlement of the Third Party Claim unless specifically requested in writing by the indemnifying Party. In the event that it is ultimately determined that the indemnifying Party is not obligated to indemnify, defend or hold harmless the Indemnified Party from and against the Third Party Claim, the Indemnified Party shall reimburse the indemnifying Party for any and all reasonable and verifiable costs and expenses (including attorneys' fees and costs of suit) and any Losses incurred by the indemnifying Party in accordance with this Clause 9 (INDEMNITY; INSURANCE) in its defense of the Third Party Claim.

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(c)	Right to Participate in Defense

Any Indemnified Party shall be entitled to participate in the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment shall be at the Indemnified Party's sole cost and expense unless (i) the employment thereof has been specifically authorized in writing by the indemnifying Party in writing, (ii) the indemnifying Party has failed to assume the defense and employ counsel in accordance with Clause 9.3(b) (Control of Defense) (in which case the Indemnified Party shall Control the defense) or (iii) the interests of the indemnitee and the indemnifying Party with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both Parties under Applicable Law, ethical rules or equitable principles (in which case, the Indemnified Party shall Control its defense).

(d)	Settlement

With respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and that shall not result in the applicable indemnitee(s) becoming subject to injunctive or other relief or otherwise adversely affecting the business of the Indemnified Party in any manner and as to which the indemnifying Party shall have acknowledged in writing the obligation to indemnify the applicable indemnitee hereunder, the indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the indemnifying Party, in its sole discretion, shall deem appropriate. With respect to all other Losses in connection with Third Party Claims, where the indemnifying Party has assumed the defense of the Third Party Claim in accordance with Clause 9.3(b) (Control of Defense), the indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss; provided, it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed). If the indemnifying Party does not assume and conduct the defense of a Third Party Claim as provided above, the Indemnified Party may defend against such Third Party Claim; provided, that the Indemnified Party shall not settle any Third Party Claim without the prior written consent of the indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed).

(e)	Cooperation

Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall and shall cause each indemnitee to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to the indemnifying Party to, and reasonable retention by the Indemnified Party of, records and Information that are reasonably relevant to such Third Party Claim, and making Indemnified Parties and other employees and agents available on a mutually convenient basis to provide additional Information and explanation of any material provided hereunder. The indemnifying Party shall reimburse the Indemnified Party for all of its, its Affiliates' and its and their (sub)licensees' or their respective directors', officers', employees' and agents', as applicable, reasonable and verifiable out-of-pocket expenses in connection therewith.

(f)	Expenses

Except as provided above, the costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party and its Affiliates and its and their Sublicensees (or (sub)licensees) and their respective directors, officers, employees and agents, as applicable, in connection with any claim, shall be reimbursed on a Calendar Quarter basis by the indemnifying Party, without prejudice to the indemnifying Party's right to contest the Indemnified Party's right to indemnification, and subject to refund in the event the indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

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***Triple asterisks denote omissions.

9.4	Insurance

Each Party, at its own expense, will maintain liability insurance (or self-insure) with respect to its activities under this Agreement in an amount consistent with industry standards. Each Party will provide a certificate of insurance (or evidence of self-insurance) evidencing such coverage to the other Party upon request. Without limiting the foregoing, during the Term or for such other period of time specified below, Licensee will maintain on an ongoing basis (a) comprehensive general liability insurance in the minimum amount of *** dollars ($***) per occurrence and *** dollars ($***) annual aggregate combined single limit for bodily injury and property damage liability; (b) commencing no later than *** days prior to First Commercial Sale, products liability insurance (including contractual liability coverage on Licensee’s indemnification obligations under this Agreement) in the amount of at least *** dollars ($***) per occurrence and as an annual aggregate combined single limit for bodily injury and property damage liability; and (c) prior to the initiation of any clinical trial, Licensee will secure and maintain in full force and effect clinical trial insurance in compliance with Applicable Laws in those countries where such clinical trial is conducted. All of such insurance coverage may be maintained through a self-insurance plan that substantially complies with the foregoing limits and requirements and may be satisfied through one (1) or more policies, including an umbrella policy; provided, however, that such self-insurance is determined to be investment quality by a recognized rating agency such as Moody’s or Standard & Poor’s. Not later than *** days following receipt of written request from a Party, the other Party will provide to the requesting Party a letter(s) affirming appropriate self-insurance and/or a certificate of insurance evidencing such coverage in accordance with this Agreement. Each Party will maintain such insurance or self-insurance coverage without interruption during the Term and for a period of *** years thereafter, and, if applicable, will provide certificates and/or letters evidencing such insurance coverage without interruption as reasonably requested during the period of time for which such coverage must be maintained. Each Party will be provided at least *** days’ prior written notice of any cancellation or material decrease in the other Party’s insurance coverage limits described above. Notwithstanding the foregoing, either Party’s failure to maintain adequate insurance will not relieve that Party of its obligations set forth in this Agreement.

9.5	Special, Indirect and Other Losses

EXCEPT (a) IN THE EVENT OF THE WILLFUL MISCONDUCT OR FRAUD OF A PARTY OR OF A PARTY'S BREACH OF ITS OBLIGATIONS UNDER CLAUSE 7 (CONFIDENTIALITY AND NON-DISCLOSURE), or (b) TO THE EXTENT ANY SUCH DAMAGES ARE REQUIRED TO BE PAID TO A THIRD PARTY AS PART OF A CLAIM FOR WHICH A PARTY PROVIDES INDEMNIFICATION UNDER THIS CLAUSE 9 (INDEMNITY; INSURANCE), NEITHER PARTY NOR ANY OF ITS AFFILIATES OR (SUB)LICENSEES SHALL BE LIABLE IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE FOR ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR FOR LOSS OF PROFITS SUFFERED BY THE OTHER PARTY, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.

10.	Term and Termination

10.1	Term and Expiration

This Agreement shall commence on the Effective Date and, unless earlier terminated in accordance herewith, shall continue in force and effect until the date of expiration of the last Royalty Term for the last Licensed Product (such period, the Term). Following the expiration of the Royalty Term for a Licensed Product, the grants in Clause 2.1 (Grants to Licensee) shall become non-exclusive, fully-paid, royalty-free, and irrevocable for such Licensed Product.

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10.2	Termination

(a)	Material Breach

In the event that either Party (the Breaching Party) shall be in material breach in the performance of any of its obligations under this Agreement, in addition to any other right and remedy the other Party (the Non-Breaching Party) may have, the Non-Breaching Party may terminate this Agreement by providing *** days (or *** days in the event the material breach is a failure to pay amounts due and payable under this Agreement) (the Notice Period) prior written notice to the Breaching Party, specifying the breach and its claim of right to terminate (the Termination Notice); provided, that the termination shall not become effective at the end of the Notice Period if the Breaching Party cures the breach specified in the Termination Notice during the Notice Period (or, if such default cannot be cured within the Notice Period, if the Breaching Party commences actions to cure such breach within the Notice Period and thereafter diligently continues such actions), or disputes the existence of such material breach in accordance with the procedures set forth in Clause 11.5 (Governing Law and Dispute Resolution).

(b)	Termination for Convenience by Licensee

Prior to its expiration, this Agreement may be terminated at any time by Licensee effective upon at least *** days' prior written notice to ArQule for any reason.

(c)	Termination by ArQule

If Licensee fails to initiate a clinical trial that is designed to seek Regulatory Approval for License Product in the Territory by ***, ArQule will have the right to terminate this Agreement in ArQule’s sole discretion. For purposes of this Clause 10.2(c) (Termination by ArQule) “initiation” means the first date on which a subject or patient is dosed in such clinical trial.

(d)	Termination for Insolvency

In the event that either Party: (i) files for protection under bankruptcy or insolvency laws, (ii) makes an assignment for the benefit of creditors, (iii) appoints or suffers appointment of a receiver or trustee over substantially all of its property that is not discharged within *** days after such filing, (iv) proposes a written agreement of composition or extension of its debts, (v) proposes or is a party to any dissolution or liquidation, (vi) files a petition under any bankruptcy or insolvency act or has any such petition filed against that is not discharged within *** days of the filing thereof, or (vii) admits in writing its inability generally to meet its obligations as they fall due in the general course, then such action shall constitute a material breach subject to Clause 10.2(a) (Material Breach).

(e)	Termination for Challenge

Except to the extent the following is unenforceable under the Applicable Law of a particular jurisdiction where a patent application within the ArQule Patents is pending or a patent within the ArQule Patents issued, in the event that Licensee or any of its Affiliates Challenges any ArQule Patents or Licensee or any of its Affiliates Assists a Third Party in initiating a Challenge of any ArQule Patents, such action shall constitute a material breach subject to Clause 10.2(a) (Material Breach).

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10.3	Consequences of Termination

Upon termination of this Agreement,

(a)	except as provided in subsection (h), all rights and licenses granted by ArQule hereunder shall immediately terminate, including, for clarity, any sublicense granted by Licensee pursuant to Clause 2.3 (Sublicenses);

(b)	except as provided in subsection (h), Licensee shall and hereby does, and shall cause its Affiliates and its and their Sublicensees to, when and as requested by ArQule, assign to ArQule all of its right, title and interest in and to: (i) all Regulatory Documentation (including any Regulatory Approvals) applicable to any Licensed Compound or Licensed Products then owned or Controlled by Licensee or any of its Affiliates; provided, that if any such Regulatory Documentation or Regulatory Approval is not immediately transferable in a country, Licensee shall provide ArQule with all benefit of such Regulatory Documentation or Regulatory Approval, as applicable, and such assistance and co-operation as necessary or reasonably requested by ArQule to timely transfer such Regulatory Documentation or Regulatory Approval, as applicable, to ArQule or its designee or, at ArQule's option, to enable ArQule to obtain a substitute for such Regulatory Documentation or Regulatory Approval, as applicable, without disruption to ArQule's Exploitation of the Licensed Compound or applicable Licensed Product(s) and (ii) all preclinical and clinical data and all other supporting data, including CMC Data and pharmacology, toxicology, chemistry and biology data, in Licensee’s Control as of the effective date of such termination related to, and to the extent necessary or reasonably useful for ArQule to continue the Development, Manufacture and/or Commercialization of, the Licensed Compound and any Licensed Products;

(c)	except as provided in subsection (h), all Confidential Information of Licensee relating to the Licensed Compound or any Licensed Product shall become Confidential Information of ArQule;

(d)	except as provided in subsection (h), Licensee shall and hereby does, and shall cause its Affiliates and its and their Sublicensees to, effective as of the effective date of termination, grant ArQule, a royalty-free exclusive license, with the right to grant multiple tiers of sublicenses and further rights of reference, in and to: (i) the Licensee Patents, (ii) Licensee Know-How, (iii) Licensee Inventions, (iv) Licensee Invention Patents, and (v) Licensee's rights in and to the Joint Patents and Joint Inventions, to Exploit in the Territory any Licensed Compound or Licensed Product;

(e)	except as provided in subsection (h) and unless expressly prohibited by any Regulatory Authority, at ArQule's written request, Licensee shall, and shall cause its Affiliates and its and their Sublicensees to: (i) if ArQule notifies Licensee of its intent to assume Control of ongoing clinical studies, transfer Control to ArQule of any or all clinical studies involving Licensed Products being conducted by or on behalf of Licensee, an Affiliate or a Sublicensee as of the effective date of termination and (ii) if ArQule does not notify Licensee of any intent to assume Control of ongoing clinical studies, promptly wind down such studies in accordance with Applicable Law;

50

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
***Triple asterisks denote omissions.

(f)	except as provided in subsection (h), Licensee shall, and shall cause its Affiliates and its and their Sublicensees to, provide a list to ArQule of all Licensed Product Agreements and assign to ArQule any Licensed Product Agreement requested in writing by ArQule, unless, with respect to any such Licensed Product Agreement, such Licensed Product Agreement expressly prohibits such assignment, in which case Licensee (or such Affiliate or Sublicensee, as applicable) shall co-operate with ArQule in all reasonable respects to secure the consent of the applicable Third Party to such assignment, and if any such consent cannot be obtained with respect to a Licensed Product Agreement, Licensee shall, and shall cause its Affiliates and its and their Sublicensees to, obtain for ArQule substantially all of the practical benefit and burden under such Licensed Product Agreement, including by: (i) entering into appropriate and reasonable alternative arrangements on terms agreeable to ArQule, and (ii) subject to the consent and Control of ArQule, enforcing, at ArQule's cost and expense and for the account of ArQule, any and all rights of Licensee (or such Affiliate or Sublicensee, as applicable) under such alternative arrangements, including any rights and remedies of Licensee against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise;

(g)	except as provided in subsection (h), at ArQule' written request, Licensee shall (i) supply ArQule with such quantities of the Licensed Compound and Licensed Product in Licensee’s inventory on the effective date of termination as may be requested by ArQule and (ii) supply to ArQule such additional quantities of the Licensed Compound and Licensed Products as ArQule indicates in written forecasts and orders therefor from time to time, in any case, at Licensee's actual, fully-burdened cost (plus ***%) to Manufacture such Licensed Compound and Licensed Products until the earlier of: (y) such time as ArQule has established an alternate, validated source of supply for the Licensed Compound and Licensed Products, and ArQule is receiving supply from such alternative source, and (z) the *** year anniversary of the effective date of termination of this Agreement; and

(h)	solely in the case of termination by Licensee for ArQule’s material breach, Licensee shall have the right, by providing written notice to ArQule on or before the effective date of termination, to have the license granted to Licensee in Clause 2.1 (Grants to Licensee) continue, subject to Licensee’s payment of all milestone and royalty payments due and payable to ArQule in accordance with Clause 5 of this Agreement; provided that, the parties hereby agree that if Licensee exercises the foregoing right to have such license continue, subsections (a) through (g) of this Clause 10.3 shall not apply.

10.4	Remedies

Except as otherwise expressly provided herein, termination of this Agreement (either in its entirety or with respect to one (1) or more country(ies)) in accordance with the provisions hereof shall not limit remedies that may otherwise be available in law or equity.

10.5	Accrued Rights; Surviving Obligations

Termination or expiration of this Agreement (either in its entirety or with respect to one (1) or more country(ies)) for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration. Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement. Without limiting the foregoing, Clauses 1 (DEFINITIONS), 2.1 (Grants to Licensee) (solely to the extent provided in Clause 10.3(h) (Consequences of Termination)), 2.2 (Grants to ArQule) (except as provided in Clause 10.3 (Consequences of Termination)), 2.4(b) (Rights of Reference) (except as provided in Clause 10.3 (Consequences of Termination)), 5.8 (Interest on Late Payments), 5.9 (Financial Records), 5.10 (Audit), 5.11 (Audit Dispute), 6.1 (Ownership of Intellectual Property), 7 (CONFIDENTIALITY AND NON-DISCLOSURE), 9 (INDEMNITY; INSURANCE), 10.1 (Term and Expiration), 10.3 (Consequences of Termination), 10.4 (Remedies), 10.5 (Accrued Rights; Surviving Obligations), and 11 (MISCELLANEOUS) of this Agreement shall survive the termination or expiration of this Agreement for any reason.

51

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
***Triple asterisks denote omissions.

11.	Miscellaneous

11.1	Force Majeure

Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement (other than an obligation to make payments) when such failure or delay is caused by or results from events beyond the reasonable Control of the non-performing Party, including fires, floods, earthquakes, hurricanes, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), terrorist acts, insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances (whether involving the workforce of the non-performing Party or of any other Person), acts of God or acts, omissions or delays in acting by any governmental authority (including expropriation, seizure of works, requisition, nationalization, and exercise of march-in rights or compulsory licensing, except to the extent such delay results from the breach by the non-performing Party or any of its Affiliates of any term or condition of this Agreement). The non-performing Party shall notify the other Party of such force majeure within thirty (30) days after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use commercially reasonable efforts to remedy its inability to perform.

11.2	Export Control

This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries that may be imposed on the Parties from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity in accordance with Applicable Law.

11.3	Assignment

(a)	Neither Party may assign its rights or, except as provided in Clause 3.6 (Subcontracting), delegate its obligations under this Agreement, whether by operation of law or otherwise, in whole or in part without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed, except that (i) Licensee shall have the right, without such consent, to perform any or all of its obligations and exercise any or all of its rights under this Agreement through any of its Affiliates, and (ii) either Party may assign any or all of its rights and delegate any or all of its obligations hereunder to (1) any of its Affiliates (provided that no such assignment or delegation shall relieve the assigning or delegating Party of any of its obligations or liabilities hereunder, for which obligations and liabilities such Party shall remain fully responsible and liable) or (2) any Third Party successor in interest (whether by merger, acquisition, asset purchase or otherwise) to all or substantially all of the business to which this Agreement relates; provided, that (y) such Party shall provide written notice to the other Party of any assignment under this Section 11.3(a) within thirty (30) days after such assignment and (z) any Third Party successor in interest of such assigning Party agrees in writing to be bound by the terms of this Agreement as if it were the assigning Party, whereupon such Third Party successor in interest shall be deemed to be a party to this Agreement as though named herein in substitution for the assigning Party. All validly assigned rights of a Party shall inure to the benefit of and be enforceable by, and all validly delegated obligations of such Party shall be binding on and be enforceable against, the permitted successors and assigns of such Party. Any attempted assignment or delegation in violation of this Clause 11.3 (Assignment) shall be void and of no effect.

52

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
***Triple asterisks denote omissions.

(b)	The rights to Information, materials and intellectual property:

(i)	Controlled by a Third Party permitted assignee of a Party that immediately prior to such assignment (other than as a result of a license or other grant of rights, covenant or assignment by such Party or its Affiliates to, or for the benefit of, such Third Party); or

(ii)	Controlled by an Affiliate of a Party that becomes an Affiliate through any Change of Control of such Party that were Controlled by such Affiliate (and not such Party) immediately prior to such Change of Control (other than as a result of a license or other grant of rights, covenant or assignment by such Party or its other Affiliates to, or for the benefit of, such Affiliate), in each case ((a) and (b)), shall be automatically excluded from the rights licensed or granted to the other Party under this Agreement.

11.4	Severability

If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby: (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties. To the fullest extent permitted by Applicable Law, each Party hereby waives any provision of law that would render any provision hereof illegal, invalid or unenforceable in any respect.

11.5	Governing Law and Dispute Resolution

(a)	This Agreement shall be governed by and construed in accordance with the laws of the State of New York, USA, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

(b)	Except as provided in Clause 5.11 (Audit Dispute) or Clause 11.9 (Equitable Relief), if a dispute arises:

(i)	within the JDC with respect to any decision under the jurisdiction of the JDC (a JDC Dispute); or

(ii)	otherwise between the Parties in connection with or relating to this Agreement or any document or instrument delivered in connection herewith (collectively, (i) and (ii), a Dispute),

then either Party shall have the right to refer such Dispute to the Senior Officers for attempted resolution by good faith negotiations during a period of ten (10) Business Days, which in the case of any Dispute that is not a JDC Dispute or involves a Unanimous Decision (or would otherwise be subject to arbitration if unresolved) must include at least one (1) in-person meeting of the Senior Officers (or his or her designee with authority to enter into a final resolution of such Dispute without the need to seek approval). Any final decision mutually agreed to by the Senior Officers shall be conclusive and binding on the Parties.

53

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
***Triple asterisks denote omissions.

(c)          If such Senior Officers are unable to resolve any such Dispute that is a JDC Dispute within such *** Business Day period, then, unless such Dispute involves a Unanimous Decision, the Parties shall refer such JDC Dispute to the chief executive officer of Licensee for review and determination. The decision of the chief executive officer of Licensee shall be final, binding and conclusive. For the avoidance of doubt, any Dispute related to Development strategy or operation of Licensed Product in the Territory shall be a JDC Dispute and is subject to the final decision of the chief executive officer of Licensee; provided, that, if any such Dispute involves a Unanimous Decision, such Dispute must be promptly resolved by consensus of the Senior Officers and may not be resolved solely by the chief executive officer of Licensee nor submitted to arbitration for resolution.

(d)          If such Senior Officers are unable to resolve any such Dispute that is not a JDC Dispute or relates to matters that involve a Unanimous Decision within such *** Business Day period, either Party shall be free to institute binding arbitration in accordance with this Clause 11.5 (Governing Law and Dispute Resolution) upon written notice to the other Party (an Arbitration Notice) and seek such remedies as may be available. Upon receipt of an Arbitration Notice by a Party, the applicable Dispute shall be resolved by final and binding arbitration before a panel of three (3) experts with relevant industry experience (the Arbitrators). Each of Licensee and ArQule shall promptly select one (1) Arbitrator, which selections shall in no event be made later than *** days after the notice of initiation of arbitration. The third Arbitrator shall be chosen promptly by mutual agreement of the Arbitrator chosen by Licensee and the Arbitrator chosen by ArQule, but in no event later than *** days after the date that the last of such Arbitrators was appointed. The Arbitrators shall determine what discovery will be permitted, consistent with the goal of reasonably controlling the cost and time that the Parties must expend for discovery; provided that the Arbitrators shall permit such discovery as they deem necessary to permit an equitable resolution of the Dispute. The arbitration shall be administered by the American Arbitration Association (AAA) (or its successor entity) in accordance with the then-current Commercial Rules of the AAA including the Procedures for Large, Complex Commercial Disputes (including the Optional Rules for Emergency Measures of Protection), except as modified in this Agreement. The arbitration shall be held in New York City and shall be conducted in the English language, and the Parties shall use reasonable efforts to expedite the arbitration if requested by either Party. The Arbitrators shall, within *** days after the conclusion of the arbitration hearing, issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded. The written award shall be selected from each Party’s proposal, and the Arbitrators will not have authority to impose any award not requested by one of the Parties. The decision or award rendered by the Arbitrators shall be final, binding, conclusive and non-appealable, and judgment may be entered upon it in accordance with Applicable Law in the State of New York or any other court of competent jurisdiction. The Arbitrators shall be authorized to award compensatory damages, but shall not be authorized to reform, modify or materially change this Agreement or any other agreements contemplated hereunder.

(e)          Each Party shall bear its own counsel fees, costs, and disbursements arising out of the Dispute resolution procedures described in this Clause 11.5 (Governing law and Dispute Resolution), and shall pay an equal share of the fees and costs of the Arbitrators, as applicable, and all other general fees related to any arbitration described in Clause 11.5(c) or 11.5(d), as applicable; provided, however, the Arbitrators shall be authorized to determine whether a Party is the prevailing Party, and if so, to award to that prevailing Party reimbursement for its reasonable counsel fees, costs and disbursements (including expert witness fees and expenses, photocopy charges, or travel expenses), or the fees and costs of the Arbitrators, as applicable. Unless the Parties otherwise agree in writing, during the period of time that any arbitration proceeding described in Clause 11.5(c) or 11.5(d), as applicable, is pending under this Agreement, the Parties shall continue to comply with all those terms and provisions of this Agreement that are not the subject of such pending arbitration proceeding. Nothing contained in this Agreement shall deny any Party the right to seek injunctive or other equitable relief from a court of competent jurisdiction in the context of a bona fide emergency or prospective irreparable harm, and such an action may be filed and maintained notwithstanding any ongoing arbitration proceeding. All arbitration proceedings, briefs, discovery and decisions and awards of the Arbitrator, under Clause 11.5(c) or Clause 11.5(d) as applicable, shall be deemed Confidential Information of both Parties under Clause 7 (CONFIDENTIALITY AND NON-DISCLOSURE).

54

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
***Triple asterisks denote omissions.

(f)          Each Party further agrees that service of any process, summons, notice or document by registered mail to its address set forth in Clause 11.5 (Governing Law and Dispute Resolution) shall be effective service of process for any action, suit or proceeding brought against it under this Agreement in any such court.

11.6	Notices

(a)	Notice Requirements

Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if delivered by hand or sent by facsimile transmission (with transmission confirmed) or by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in paragraph (b) or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this paragraph (a). Such notice shall be deemed to have been given as of the date delivered by hand or transmitted by email (with delivery confirmation and read receipt) or on the second Business Day (at the place of delivery) after deposit with an internationally recognized overnight delivery service. Any notice delivered by email shall be confirmed by a hard copy delivered as soon as practicable thereafter. This Clause 11.6(a) (Notice Requirements) is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

(b)	Address for Notice

If to Licensee, to:

Sinovant Sciences Ltd.

2 Church Street

Hamilton, Bermuda

Attention: Head, Global Transactions and Risk Management

Email:

with a copy (which shall not constitute notice) to:

Roivant Sciences, Inc.

320 West 37th Street

5th Floor

New York, NY 10018

Attention: Legal Department

Email:

If to ArQule, to:

ArQule, Inc.

One Wall Street

Burlington, MA 01803

Attention: General Counsel

Tel: 781-994-0300

Fax: 781-376-6019

55

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
***Triple asterisks denote omissions.

with a copy (which shall not constitute notice) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

Attention: John Cheney, Esq.

Tel: 617-542-6000

Fax: 617-542-2241

11.7	Entire Agreement; Amendments

This Agreement, together with the Schedules attached hereto, sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understandings, promises and representations, whether written or oral, with respect thereto are superseded hereby. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth in this Agreement. No amendment, modification, release or discharge shall be binding on the Parties unless in writing and duly executed by authorized representatives of both Parties. In the event of any inconsistencies between this Agreement and any Schedules or other attachments hereto, the terms of this Agreement shall control.

11.8	English Language

This Agreement shall be written and executed in, and all other communications under or in connection with this Agreement shall be in, the English language. Any translation into any other language shall not be an official version thereof and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.

11.9	Equitable Relief

Each Party acknowledges and agrees that the restrictions set forth in Clause 6 (INTELLECTUAL PROPERTY) and Clause 7 (CONFIDENTIALITY AND NON-DISCLOSURE) are reasonable and necessary to protect the legitimate interests of the other Party and that such other Party would not have entered into this Agreement in the absence of such restrictions and that any breach or threatened breach of any provision of such Clauses may result in irreparable injury to such other Party for which there will be no adequate remedy at law. In the event of a breach or threatened breach of any provision of such Clauses, the non-breaching Party shall be authorized and entitled to seek from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance and an equitable accounting of all earnings, profits and other benefits arising from such breach, which rights shall be cumulative and in addition to any other rights or remedies to which such non-breaching Party may be entitled in law or equity. Both Parties agree to waive any requirement that the other:

(a)	post a bond or other security as a condition for obtaining any such relief; and

(b)	show irreparable harm, balancing of harms, consideration of the public interest or inadequacy of monetary damages as a remedy.

Nothing in this Clause 11.9 (Equitable Relief) is intended, or should be construed, to limit either Party's right to equitable relief or any other remedy for a breach of any other provision of this Agreement.

56

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
***Triple asterisks denote omissions.

11.10	Waiver and Non-Exclusion of Remedies

Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party hereto of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by Applicable Law or otherwise available except as expressly set forth herein.

11.11	No Benefit to Third Parties

Except as provided in Clause 9 (INDEMNITY; INSURANCE), covenants and agreements set forth in this Agreement are for the sole benefit of the Parties hereto and their successors and permitted assigns and they shall not be construed as conferring any rights on any other Persons.

11.12	Further Assurance

Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

11.13	Relationship of the Parties

It is expressly agreed that ArQule, on the one hand, and Licensee, on the other hand, shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither ArQule, on the one hand, nor Licensee, on the other hand, shall have the authority to make any statements, representations or commitments of any kind or to take any action, that will be binding on the other, without the prior written consent of the other Party to do so. All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such first Party.

11.14	References

Unless otherwise specified: (a) references in this Agreement to any Clause, Section or Schedule shall mean references to such Clause, Section or Schedule of this Agreement, (b) references in any Section to any clause are references to such clause of such Section, and (c) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently amended, replaced or supplemented from time to time, as so amended, replaced or supplemented and in effect at the relevant time of reference thereto.

11.15	Construction

Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural shall include the singular, the use of any gender shall be applicable to all genders and the word "or" is used in the inclusive sense (and/or). Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term "including," "include," or "includes" as used herein shall mean including, without limiting the generality of any description preceding such term. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party hereto.

57

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
***Triple asterisks denote omissions.

11.16	Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by PDF format via email or other electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures.

11.17	Guaranty

In consideration of ArQule’s entering into this Agreement, Parent hereby guarantees to ArQule the performance by Licensee of all of its financial obligations under or arising out of the terms of this Agreement, including all indemnification obligations of Licensee under Section 9.1 (Indemnification of ArQule) of this Agreement, the due and punctual payment of all financial obligations of Licensee and all payments to Third Parties in connection with the Exploitation of the Licensed Compound and any Licensed Product, in each case after any applicable notice and cure period requirements, until the earlier of the date that (a) Licensee completes an initial public offering of equity, (b) Licensee completes a private financing of at least *** U.S. dollars ($***) or (c) a Change of Control transaction is consummated in which Licensee is no longer an Affiliate of Parent. For clarity, Parent’s indemnification obligations shall terminate absolutely upon the occurrence of any of subclause (a), (b) or (c) above, and Parent shall not be required to indemnify any Third Party Claim that arises after such termination, regardless of when any Losses or facts comprising such Third Party Claim are alleged to have occurred.

THIS AGREEMENT is executed by the authorized representatives of the Parties as of the date first written above.

58

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
***Triple asterisks denote omissions.

Signatories

ArQule, INC.		SINOVANT SCIENCES LTD.

By:	/s/ Peter S. Lawrence	By:	/s/ Marianne L. Romeo

Name:	Peter S. Lawrence	Name:	Marianne L. Romeo

Title:	President and Chief Operating Officer	Title:	Head, Global Transactions & Risk Management

Solely for the purpose of Clause 11.17 (Guaranty):
ROIVANT SCIENCES LTD.

By:	/s/ Marianne L. Romeo

Name:	Marianne L. Romeo

Title:	Head, Global Transactions & Risk Management

59

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
***Triple asterisks denote omissions.

Schedule 1

Existing Patents

ArQule Ref.	Status	Application No.	Application Date	Registration No.	Registration Date	Subject matter
FGFR-AQ0142TW	Registered	098145881	12/30/2009	I461410	11/21/2014	CoM of ARQ 087
FGFR-AQ0142US	Registered	12/649,573	12/30/2009	8,357,694	1/22/2013	CoM of ARQ 087
FGFR-AQ0142AT	Registered	09793690.0	12/30/2009	2379506	9/2/2015	CoM of ARQ 087
FGFR-AQ0142AU	Registered	2009335010	12/30/2009	2009335010	1/8/2015	CoM of ARQ 087
FGFR-AQ0142BE	Registered	09793690.0	12/30/2009	2379506	9/2/2015	CoM of ARQ 087
FGFR-AQ0142BR	Pending	PI0923786-0	12/30/2009			CoM of ARQ 087
FGFR-AQ0142CA	Pending	2748491	12/30/2009			CoM of ARQ 087
FGFR-AQ0142CH	Registered	09793690.0	12/30/2009	2379506	9/2/2015	CoM of ARQ 087
FGFR-AQ0142CN	Registered	200980156889.X	12/30/2009	ZL200980156889.X	7/1/2015	CoM of ARQ 087
FGFR-AQ0142DE	Registered	09793690.0	12/30/2009	2379506	9/2/2015	CoM of ARQ 087
FGFR-AQ0142DK	Registered	09793690.0	12/30/2009	2379506	9/2/2015	CoM of ARQ 087
FGFR-AQ0142EP	EP Granted	09793690.0	12/30/2009	2379506	9/2/2015	CoM of ARQ 087
FGFR-AQ0142ES	Registered	ES2554623	12/30/2009	2379506	9/2/2015	CoM of ARQ 087
FGFR-AQ0142FI	Registered	09793690.0	12/30/2009	2379506	9/2/2015	CoM of ARQ 087
FGFR-AQ0142FR	Registered	09793690.0	12/30/2009	2379506	9/2/2015	CoM of ARQ 087
FGFR-AQ0142GB	Registered	09793690.0	12/30/2009	2379506	9/2/2015	CoM of ARQ 087
FGFR-AQ0142IE	Registered	09793690.0	12/30/2009	2379506	9/2/2015	CoM of ARQ 087
FGFR-AQ0142IL	Registered	213787	12/30/2009	213787	12/1/2014	CoM of ARQ 087
FGFR-AQ0142IN	Pending	2700/KOLNP/2011	12/30/2009			CoM of ARQ 087
FGFR-AQ0142IT	Registered	09793690.0	12/30/2009	2379506	9/2/2015	CoM of ARQ 087
FGFR-AQ0142JP	Registered	2011-544603	12/30/2009	5739820	5/1/2015	CoM of ARQ 087
FGFR-AQ0142KR	Registered	10-2011-7017777	12/30/2009	1714799	3/3/2017	CoM of ARQ 087
FGFR-AQ0142LU	Registered	09793690.0	12/30/2009	2379506	9/2/2015	CoM of ARQ 087
FGFR-AQ0142MO	Registered	J/001849	12/30/2009	J/001849	12/14/2015	CoM of ARQ 087
FGFR-AQ0142MX	Registered	MX/a/2011/006959	12/30/2009	309081	4/26/2013	CoM of ARQ 087
FGFR-AQ0142NL	Registered	09793690.0	12/30/2009	2379506	9/2/2015	CoM of ARQ 087
FGFR-AQ0142PH	Registered	1-2011-501340	12/30/2009	1/2011/501340	10/21/2014	CoM of ARQ 087
FGFR-AQ0142SE	Registered	09793690.0	12/30/2009	2379506	9/2/2015	CoM of ARQ 087
FGFR-AQ0142ZA	Registered	2011/04706	12/30/2009	2011/04706	8/29/2012	CoM of ARQ 087
FGFR-AQ0196TW	Pending	105141873	12/16/2016			Solid form of ARQ 087
FGFR-AQ0196US	Pending	15/381,414	12/16/2016			Solid form of ARQ 087
FGFR-AQ0196PCT	Pending	PCT/US2016/067164	12/16/2016			Solid form of ARQ 087
FGFR-AQ0197TW	Pending	105141874	12/16/2016			Method of making ARQ 087
FGFR-AQ0197US	Registered	15/381,418	12/16/2016	9,834,519	12/5/2017	Method of making ARQ 087
FGFR-AQ0197PCT	Pending	PCT/US2016/067161	12/16/2016			Method of making ARQ 087
FGFR-AQ0197US DIV1	Pending	15/800,648	11/1/2017			Method of making ARQ 087

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Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
***Triple asterisks denote omissions.

Schedule 2

Licensed Compound

Recommended International Nonproprietary Name (INN):	Derazantinib
Company code	ARQ 087•2HCl
The molecular formula	C29H29FN4O•2(HCl)
Chemical Abstracts Service (CAS) registry number:	1821329-75-2
IUPAC Name	(R)-6-(2-fluorophenyl)-N-(3-(2-((2-methoxyethyl)amino)ethyl)phenyl)- 5,6-dihydrobenzo[h]quinazolin-2-amine
Structure

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Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
***Triple asterisks denote omissions.

Schedule 3

The Initial Development Plan

Scope

The following document covers activities related to the Development of Derazantinib in the Territory for the treatment of cancer. It outlines key activities in clinical (clinical development and drug safety), biometrics and regulatory that will take place in the Territory, or will support the regulatory filings leading to product Commercialization. These activities, to satisfy CFDA approval requirements in China and the approval requirements of other regulatory agencies in the Territory, will be conducted under the direction of the JDC according to US standards of good clinical practice (GCP) using GMP material. To the extent that this Development Plan differs or is inconsistent with the License Agreement, the terms of the License Agreement shall govern.

In connection with this Initial Development Plan, Sinovant agrees to conduct the clinical trials referenced below. The number of patients or subjects for each such trial represents Sinovant’s best estimates at this time, and Sinovant agrees that it will increase the number of patients or subjects, as the case may be, in each such trial to the extent reasonably necessary for approval of a trial by the CDFA or similar Regulatory Authority in the Territory.

Sinovant shall conduct and bear the fully-loaded cost of an approximately *** to be performed in China by Sinovant or its designee or subcontractor.

Sinovant also shall conduct and bear the fully-loaded cost of an approximately *** to be performed in China by Sinovant or its designee or subcontractor. ***.

Plan Sinovant further shall conduct and bear the fully-loaded cost of an approximately *** to be performed in China by Sinovant or its designee or subcontractor, such trial to be commenced *** referenced above. ***.

Further clinical studies shall be discussed and agreed upon by the JDC.

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Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
***Triple asterisks denote omissions.

Schedule 4

ArQule Know-How

ArQule Know-How is listed and contained in the ArQule dataroom. Files in the dataroom containing ArQule Know-How include, but are not limited to, the following: ***

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